Exhibit 10(j)

================================================================================



                              AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT


                                  BY AND AMONG


                          COMPUTERVISION CORPORATION,
                           CV FINANCE HOLDING, INC.,
                        CV INTERNATIONAL HOLDING, INC.,
                     COMPUTERVISION SECURITIES CORPORATION,
                       CONCENTUS TECHNOLOGY CORPORATION,
                          WINDCHILL TECHNOLOGY, INC.,


                                      AND


                          FOOTHILL CAPITAL CORPORATION


                          DATED AS OF NOVEMBER 7, 1997

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                                Page(s)
                                                                                -------
1.   DEFINITIONS AND CONSTRUCTION..................................................   2
     1.1  Definitions..............................................................   2
     1.2  Accounting Terms.........................................................  26
     1.3  Code.....................................................................  26
     1.4  Construction.............................................................  26
     1.5  Schedules and Exhibits...................................................  26
     1.6  Obligors.................................................................  26

2.   LOAN AND TERMS OF PAYMENT.....................................................  27
     2.1  Revolving Advances.......................................................  27
     2.2  Letters of Credit........................................................  28
     2.3  Payment of Obligations...................................................  31
     2.4  [Intentionally Omitted]..................................................  31
     2.5  Overadvances.............................................................  31
     2.6  Interest and Letter of Credit Fees:  Rates, Payments, and Calculations...  31
     2.7  Collection of Accounts...................................................  33
     2.8  Crediting Payments; Application of Collections...........................  34
     2.9  Designated Account.......................................................  35
     2.10 Maintenance of Loan Account; Statements of Obligations...................  35
     2.11 Fees.....................................................................  35

3.   CONDITIONS; TERM OF AGREEMENT.................................................  36
     3.1  Conditions Precedent to the Initial Advance and Letter of Credit.........  36
     3.2  Conditions Precedent to all Advances (other than Facility Premium
          Advances) and all Letters of Credit......................................  39
     3.3  Conditions Subsequent....................................................  39
     3.4  Term.....................................................................  41
     3.5  Effect of Termination....................................................  41
     3.6  Early Termination by Borrower............................................  41

4.   CREATION OF SECURITY INTEREST.................................................  41
     4.1  Grant of Security Interest...............................................  41
     4.2  Negotiable Collateral....................................................  42
     4.3  Collection of Accounts, General Intangibles, and Negotiable
          Collateral...............................................................  42
     4.4  Delivery of Additional Documentation Required............................  42
     4.5  Power of Attorney........................................................  42
     4.6  Right to Inspect.........................................................  43
     4.7  Control Agreements.......................................................  44

5.   REPRESENTATIONS AND WARRANTIES................................................  44
     5.1  No Encumbrances..........................................................  44
     5.2  Eligible Accounts........................................................  44
     5.3  Taxes....................................................................  45
     5.4  Equipment................................................................  45
     5.5  Location of Inventory and Equipment......................................  45
     5.6  Inventory Records........................................................  45
     5.7  Location of Chief Executive Office; FEIN.................................  45
     5.8  Due Organization and Qualification; Subsidiaries.........................  45
     5.9  Due Authorization; No Conflict...........................................  46
     5.10 Litigation...............................................................  48
     5.11 No Material Adverse Change...............................................  48
     5.12 Solvency.................................................................  48
     5.13 Employee Benefits........................................................  48
     5.14 Environmental Condition..................................................  49
     5.15 Brokerage Fees...........................................................  49
     5.16 Intellectual Property....................................................  49
     5.17 Subordination............................................................  49

6.   AFFIRMATIVE COVENANTS.........................................................  50
     6.1  Accounting System........................................................  50
     6.2  Collateral Reporting.....................................................  50
     6.3  Financial Statements, Reports, Certificates..............................  51
     6.4  Tax Returns..............................................................  52
     6.5  Guarantor Reports........................................................  52
     6.6  Returns..................................................................  52
     6.7  Title to Worldwide Collateral............................................  52
     6.8  Maintenance of Equipment.................................................  53
     6.9  Taxes....................................................................  53
     6.10 Insurance................................................................  53
     6.11 No Setoffs or Counterclaims..............................................  53
     6.12 Location of Inventory and Equipment......................................  55
     6.13 Compliance with Laws.....................................................  55
     6.14 Employee Benefits........................................................  55
     6.15 Leases and Licenses......................................................  56
     6.16 Brokerage Commissions....................................................  56
     6.17 Copyright Registrations..................................................  57

7.   NEGATIVE COVENANTS............................................................  57
     7.1  Indebtedness.............................................................  58
     7.2  Liens....................................................................  59
     7.3  Restrictions on Fundamental Changes......................................  59
     7.4  Disposal of Assets.......................................................  59
     7.5  Change Name..............................................................  59
     7.6  Guarantee................................................................  59
     7.7  Nature of Business.......................................................  59

     7.8  Prepayments and Amendments...............................................  59
     7.9  Change of Control........................................................  60
     7.10 Consignments.............................................................  60
     7.11 Distributions............................................................  60
     7.12 Accounting Methods.......................................................  60
     7.13 Investments..............................................................  60
     7.14 Transactions with Affiliates.............................................  60
     7.15 Suspension...............................................................  61
     7.16 Preferred Stock..........................................................  61
     7.17 Use of Proceeds..........................................................  61
     7.18 Change in Location of Chief Executive Office; Inventory and
          Equipment with Bailees..................................................   61
     7.19 No Prohibited Transactions Under ERISA...................................  61
     7.20 Financial Covenants......................................................  62
     7.21 Capital Expenditures.....................................................  62
     7.22 Subsidiary Indebtedness..................................................  62
     7.23 Securities Accounts......................................................  63

8.   EVENTS OF DEFAULT.............................................................  63

9.   FOOTHILL'S RIGHTS AND REMEDIES................................................  65
     9.1  Rights and Remedies......................................................  65
     9.2  Remedies Cumulative......................................................  68

10.  TAXES AND EXPENSES............................................................  68

11.  WAIVERS; INDEMNIFICATION......................................................  68
    11.1  Demand; Protest; etc.....................................................  68
    11.2  Foothill's Liability for Worldwide Collateral............................  68
    11.3  Indemnification..........................................................  69

12.  NOTICES.......................................................................  69

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER....................................  70

14.  DESTRUCTION OF OBLIGORS' DOCUMENTS............................................  71

15.  GENERAL PROVISIONS............................................................  71
     15.1  Effectiveness...........................................................  71
     15.2  Successors and Assigns..................................................  72
     15.3  Withholding Tax.........................................................  72
     15.4  Section Headings........................................................  74
     15.5  Interpretation..........................................................  74
     15.6  Severability of Provisions..............................................  74
     15.7  Amendments in Writing...................................................  74
     15.8  Counterparts; Telefacsimile Execution...................................  74

     15.9  Revival and Reinstatement of Obligation.................................  74
     15.10 Integration.............................................................  75
     15.11 Confidentiality.........................................................  75


        SCHEDULES AND EXHIBITS
        ----------------------

Schedule P-1             Permitted Liens
Schedule P-2             Permitted Subsidiary Investments
Schedule 5.7             FEINs
Schedule 5.8             Capitalization; Subsidiaries
Schedule 5.10            Litigation
Schedule 5.13            ERISA Benefit Plans
Schedule 6.12            Location of Inventory and Equipment
Schedule 7.1             Permitted Other Indebtedness

Exhibit C-1              Form of Compliance Certificate
Exhibit C-2              Form of Copyright Security Agreement
Exhibit I-1              Form of Intercompany Note
Exhibit P-1              Projections
Exhibit P-2              Form of Pledge Agreement

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                ------------------------------------------------


   THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of November 7, 1997, between, on the one hand, FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and, on the other hand, COMPUTERVISION CORPORATION, a Delaware corporation ("Computervision"), with its chief executive office located at 100 Crosby Drive, Bedford, Massachusetts 01730, CV FINANCE HOLDING, INC., a Delaware corporation ("CV Finance"), with its chief executive office located at 100 Crosby Drive, Bedford, Massachusetts 01730, CV INTERNATIONAL HOLDING, INC., a Delaware corporation ("CV International"), with its chief executive office located at 100 Crosby Drive, Bedford, Massachusetts 01730, COMPUTERVISION SECURITIES CORPORATION, a Massachusetts corporation ("CV Securities"), with its chief executive office located at 100 Crosby Drive, Bedford, Massachusetts 01730, CONCENTUS TECHNOLOGY CORPORATION, a Delaware corporation ("Concentus"), with its chief executive office located at 100 Crosby Drive, Bedford, Massachusetts 01730, and WINDCHILL TECHNOLOGY CORPORATION, a Delaware corporation ("Windchill"), with its chief executive office located at 100 Crosby Drive, Bedford, Massachusetts 01730.

                                    RECITALS

   WHEREAS, Computervision has certain revolving line of credit loans outstanding ("Original Loans") owing to Foothill that were acquired by assignment from M.D. Sass Corporate Resurgence Partners, L.P., a Delaware limited partnership ("Prior Lender") and governed by and subject to that certain Revolving Loan Agreement, dated as of August 14, 1997 (as amended, supplemented, or otherwise modified, the "Original Loan Agreement"), between Borrower and Prior Lender, and the related notes, guaranties, pledge agreements, and security agreements more particularly described in Schedule 1 of that certain Purchase and Sale Agreement, dated as of October 15, 1997, between Prior Lender and Foothill;

   WHEREAS, Computervision and Foothill agreed to amend the terms and conditions of the Original Loan Agreement and such related notes, guaranties, pledge agreements, and security agreements (the "Original Loan Documents") pursuant to that certain Agreement to Modify Debt, dated as of October 15, 1997 (as amended, supplemented, or otherwise modified, the "First Modification Agreement") and that certain Second Agreement to Modify Debt, dated as of October 30, 1997 (as amended, supplemented, or otherwise modified, the "Second Modification Agreement"; the First Modification Agreement, the Second Modification Agreement, and any other amendment or modification of the Original Loan Documents are referred to herein, collectively, as the "Modification Agreement");

   WHEREAS, Computervision has certain additional revolving line of credit loans outstanding ("Supplemental Original Loans") owing to Foothill that were made by Foothill, after such assignment, pursuant to the Modification Agreement and the related security agreements, reaffirmations, and consents executed and delivered in connection therewith (the Original Loans and the Supplemental Original Loans are referred to herein, collectively, as the "Existing Loans");

   WHEREAS, each of the Borrowers other than Computervision hereby agree that the continuity and outstanding nature of their Obligations as guarantors of the Existing Loans shall be preserved notwithstanding such Borrowers' incurrence of the Obligations as co-borrowers jointly and severally liable with one another and Computervision hereunder;

   WHEREAS, Borrower and Foothill desire to and do hereby (a) amend, replace, and restate in their entirety the Original Loan Agreement, the Modification Agreement, and any notes related thereto (collectively, the "Existing Loan Agreement"), and (b) consolidate, amend, restate, and renew the Existing Loans as certain Advances and provide for additional Advances; in each case, in accordance with the terms and conditions hereof; provided, however, that neither
                                                 --------  -------
the Existing Loans nor the other Obligations under the Existing Loan Agreement and the instruments, agreements, and documents related thereto shall be deemed, under any circumstances, to have been repaid by virtue of the execution and delivery of this Agreement and the other Loan Documents or by the consolidation, amendment, restatement, and renewal of the Existing Loans and such other Obligations.

   NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration (the receipt and sufficiency of which hereby are acknowledged), the parties hereby agree as follows:

                                   AGREEMENT

   1. DEFINITIONS AND CONSTRUCTION.

      1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

          "Account Debtor" means any Person who is or who may become obligated
           --------------
under, with respect to, or on account of, an Account.

          "Accounts" means all currently existing and hereafter arising
           --------
accounts, contract rights, and all other forms of obligations owing to Borrower or UK Guarantor arising out of the sale, license, or lease of goods or General Intangibles or the rendition of services by Borrower or UK Guarantor (as the case may be), irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

          "Advances" has the meaning set forth in Section 2.1(a).
           --------                               --------------

          "Affiliate" means, as applied to any Person, any other Person who,
           ---------
directly or indirectly, controls, is controlled by, is under common control with, or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the Stock having ordinary voting power for the election of directors (or comparable managers) or the direct or indirect power to direct the management and policies of a Person.

          "Agreement" has the meaning set forth in the preamble hereto.
           ---------

          "Applicable Margin" means: (a) during the period commencing on the
           -----------------
Closing Date and ending on January 31, 1998, 1.00 percentage points; (b) during the period commencing on February 1, 1998 and ending on April 30, 1998, 2.75 percentage points; and (c) thereafter, 4.50 percentage points.

          "Authorized Person" means any officer or other employee of Borrower.
           -----------------

          "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
           ---------------
(S) 101 et seq.), as amended, and any successor statute.
        ------

          "Benefit Plan" means a "defined benefit plan" (as defined in Section
           ------------
3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

          "Books" means, with respect to any Person, all of such Person's books
           -----
and records including: ledgers; records indicating, summarizing, or evidencing the properties or assets of such Person and its Subsidiaries (including, if such Person is an Obligor, the Worldwide Collateral) or liabilities of such Person and its Subsidiaries; all information relating to the business operations or financial condition of such Person and its Subsidiaries; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

          "Borrower" means, individually and collectively, and jointly and
           --------
severally, Computervision, CV Finance, CV International, CV Securities, Concentus, and Windchill.

          "Borrowing Base" has the meaning set forth in Section 2.1(a).  For
           --------------                               --------------
purposes of determining the Borrowing Base, (a) any amount that is denominated in Canadian dollars shall be valued in Dollars based on the applicable Exchange Rate for Canadian dollars on the date of determination, and (b) any amount that is denominated in Pounds shall be valued in Dollars based on the applicable Exchange Rate for Pounds on the date of determination.

          "Business Day" means any day that is not a Saturday, Sunday, or other
           ------------
day on which national banks are authorized or required to close.

          "Canadian Lockbox Account" has the meaning set forth in Section
           ------------------------                               -------
2.7(c).
------

          "Canadian Lockbox Agreements" those certain lockbox operating
           ---------------------------
procedural agreements and those certain depository account agreements, in form and substance satisfactory to Foothill, each of which is among Borrower, Foothill, and one of the Canadian Lockbox Banks.

          "Canadian Lockbox Banks" means Bank of Nova Scotia.
           ----------------------

          "Canadian Excluded Provinces" means Prince Edward Island, New
           ---------------------------
Brunswick, Nova Scotia, Newfoundland, and Quebec.

          "Change of Control" shall be deemed to have occurred at such time as:
           -----------------
(a) a "Change of Control" (as such term is defined in any of the Convertible Debenture Indenture, the Senior Subordinated Note Indenture, or the 2012 Convertible Debenture Indenture) occurs; (b) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 30% of the total voting power of all classes of Stock then outstanding of Computervision entitled to vote in the election of directors; (c) a majority of members of the board of directors of Computervision shall not be Continuing Directors; (d) Computervision shall cease to own and control, directly and of record, 100% of the issued and outstanding capital Stock of each other Borrower; or (e) Borrower shall cease to own and control, directly and of record, 100% of the issued and outstanding capital Stock of each Guarantor. Anything herein to the contrary notwithstanding, the PTC Merger shall not constitute a Change of Control if and only if, concurrently with the consummation of the PTC Merger, Borrower shall terminate this Agreement pursuant to Section 3.6 by paying to Foothill the
                                     -----------
Obligations in full in cash in accordance with the proviso set forth in Section
                                                                        -------
7.3.
---

          "Closing Date" means the date of the first to occur of the making of
           ------------
the initial Advance hereunder or the issuance of the initial Letter of Credit hereunder.

          "Code" means the New York Uniform Commercial Code.
           ----

          "Collateral" means each of the following:
           ----------

          (a)  the Accounts,

          (b)  the Books,

          (c)  the Equipment,

          (d)  the General Intangibles,

          (e)  the Inventory,

          (f)  the Negotiable Collateral,

          (h) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

          (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

          "Collateral Access Agreement" means a landlord waiver, mortgagee
           ---------------------------
waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Foothill.

          "Collections" means all cash, checks, notes, instruments, and other
           -----------
items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

          "Compliance Certificate"  means a certificate substantially in the
           ----------------------
form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to
        -----------
Foothill.

          "Computervision" has the meaning set forth in the preamble to this
           --------------
Agreement.

          "Concentus" has the meaning set forth in the preamble to this
           ---------
Agreement.

          "Consolidated Current Assets" means, as of any date of determination,
           ---------------------------
the aggregate amount of all current assets of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current assets.

          "Consolidated Current Liabilities" means, as of any date of
           --------------------------------
determination, the aggregate amount of all current liabilities of Borrower that would, in accordance with GAAP, be classified on a balance sheet as current liabilities. For purposes of this definition, all Obligations outstanding under this Agreement shall be deemed to be current liabilities without regard to whether they would be deemed to be so under GAAP.

          "Continuing Director" means, as of any date of determination, a member
           -------------------
of the board of directors of Computervision who (a) was a member of the board of directors of Computervision on the Closing Date, or (b) was nominated to be a member of the board of directors of Computervision by a majority of the Continuing Directors then in office to fill a vacancy left by the death, expiration of term, permanent disability, or resignation of a Continuing Director.

          "Control Agreement" means, with respect to any and each Securities
           -----------------
Account of Borrower, a control agreement, in form and substance satisfactory to Foothill, between Borrower, Foothill, and the securities intermediary with which such Securities Account is maintained.

          "Convertible Debenture Documents" shall mean and include each of the
           -------------------------------
documents and other agreements (including, without limitation, the Convertible Debenture Indenture) governing or evidencing the Convertible Debentures, as in effect on the Closing Date and as the same time may be entered into, modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

          "Convertible Debenture Indenture" shall mean the Indenture entered
           -------------------------------
into by and between Computervision and The Bank of New York, as trustee thereunder, as in effect on the Closing Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

          "Convertible Debentures" shall mean Computervision's 8% Series
           ----------------------
Convertible Subordinated Debentures due 2009, as in effect on the Closing Date and as the same may be modified, supplemented or amended from time to time, pursuant to the terms hereof and thereof.

          "copyright" shall have the meaning ascribed to such term in the United
           ---------
States Copyright Act of 1976, as amended, and includes unregistered copyrights.

          "Copyright Security Agreement" means, collectively, one or more
           ----------------------------
Copyright Security Agreements, each in the form of Exhibit C-2 attached hereto,
                                                   -----------
between Foothill and such of the Obligors as Foothill may require.

          "CV Finance" has the meaning set forth in the preamble to this
           ----------
Agreement.

          "CV International" has the meaning set forth in the preamble to this
           ----------------
Agreement.

          "CV Securities" has the meaning set forth in the preamble to this
           -------------
Agreement.

          "CVSI" means CVSI, Inc., a Delaware corporation.
           ----

          "CVSI Note" means, collectively, (a) that certain Subordinated Note
           ---------
Due July 18, 2007, made on July 18, 1997 by CVSI to Computervision or registered assigns, and (b) any "Additional Notes" as defined in, and issued or issuable pursuant to, the CVSI Note.

          "CVSI Securities" means, collectively, the CVSI Note and the CVSI
           ---------------
Shares.

          "CVSI Shares" means, collectively, the shares of Class A Common Stock
           -----------
of CVSI and the shares of Class B Common Stock of CVSI pledged to Foothill pursuant to the Pledge Agreement.

          "Daily Balance" means the amount of an Obligation owed at the end
           -------------
of a given day.

          "deems itself insecure" means that the Person deems itself insecure in
           ---------------------
accordance with the provisions of Section 1-208 of the Code.

          "Default" means an event, condition, or default that, with the giving
           -------
of notice, the passage of time, or both, would be an Event of Default.

          "Designated Account" means account number 50-256-039 of Borrower
           ------------------
maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Foothill.

          "Designated Account Bank" means Bankers Trust Company, whose office is
           -----------------------
located at One Bankers Trust Plaza, New York, New York, and whose ABA number is 021-001-033.

          "Designated Condition" means (a) Foothill shall have received a
           --------------------
certificate from the Secretary (or equivalent official) of each Obligor attesting to the resolutions of such Obligor's Board of Directors authorizing the increase in the Maximum Revolving Amount from the amount set forth in clause
(a) of the definition of "Maximum Revolving Amount" to the amount set forth in clause (b) of the definition of "Maximum Revolving Amount"; and (b) the first date following Foothill's receipt of such certificates as of which no Event of Default is then in existence shall have occurred.

          "Dilution" means, with respect to any Person and in each case based
           --------
upon the experience of the immediately prior 3 months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts, by (b) such Person's Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

          "Dilution Reserve (Domestic)" means, as of any date of determination,
           ---------------------------
an amount sufficient to reduce Foothill's advance rate against Eligible Domestic Accounts by one percentage point for each percentage point by which Dilution with respect to Borrower is in excess of 5%.

          "Dilution Reserve (UK)" means, as of any date of determination, an
           ---------------------
amount sufficient to reduce Foothill's advance rate against Eligible UK Foreign Accounts by one percentage point for each percentage point by which Dilution with respect to UK Guarantor is in excess of 5%.

          "Disbursement Letter" means an instructional letter executed and
           -------------------
delivered by Borrower to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.

          "Dollars or $" means United States dollars.
           ------------

          "Domestic Accounts Component" shall mean 85% of Eligible Domestic
           ---------------------------
Accounts, less the amount, if any, of the Dilution Reserve (Domestic) applicable
          ----
thereto.

          "Domestic Lockbox Account" has the meaning set forth in Section
           ------------------------                               -------
2.7(a).
------

          "Domestic Lockbox Agreements" those certain lockbox operating
           ---------------------------
procedural agreements and those certain depository account agreements, in form and substance satisfactory to Foothill, each of which is among Borrower, Foothill, and one of the Domestic Lockbox Banks.

          "Domestic Lockbox Banks" means Fleet Bank.
           ----------------------

          "Eligible Accounts" means Eligible Domestic Accounts and Eligible UK
           -----------------
Foreign Accounts.

          "Eligible Domestic Accounts" means those Accounts created by Borrower
           --------------------------
in the ordinary course of business, that arise out of Borrower's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable, in all respects, to Foothill in Foothill's reasonable credit judgment; provided,
                                                                       --------
however, that standards of eligibility may be fixed and revised from time to
-------
time by Foothill in Foothill's reasonable credit judgment. Eligible Domestic Accounts shall not include the following:

          (a) (i) Accounts that the Account Debtor has failed to pay within 90 days of invoice date, or (ii) Accounts with selling terms of more than 30 days;

          (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

          (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Obligor;

          (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

          (e) Accounts that are not payable in Dollars or Canadian dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States or Canada (exclusive, however, of the Canadian Excluded Provinces), or (ii) is not organized under the laws of the United States or any State thereof or Canada or any province thereof (exclusive, however, of the Canadian Excluded Provinces), or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill;

          (f) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. (S) 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

          (g) Accounts with respect to which the Account Debtor is a creditor of an Obligor, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account; provided, however, that the
                                                   --------  -------
foregoing only shall apply to the extent of such right of setoff, disputed liability, or other claim giving rise to such contra-account;

          (h) Accounts with respect to an Account Debtor whose total obligations owing to the Obligors exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

          (i) Accounts with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

          (j) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

          (k) Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

          (l) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

          (m) Accounts arising under any contract with a term of more than one year;

          (n) Accounts owed by CVSI or its Affiliates; and

          (o) Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by an Obligor of the subject contract for goods, General Intangibles, or services.

          "Eligible Transferee" means (a) a commercial bank organized under the
           -------------------
laws of the United States, or any state thereof, and having net worth in excess of $50,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having net worth in excess of $50,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) (i) Cerberus Partners, L.P., its Affiliates (other than individuals), or funds that are organized or managed thereby, or (ii) any other finance company, insurance or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having net worth in excess of $25,000,000; and (d) any Affiliate (other than individuals) of Foothill.

          "Eligible UK Foreign Account" means any Account of UK Guarantor: (a)
           ---------------------------
that does not qualify as an Eligible Domestic Account solely because of one or more of the following reasons: (i) such Account is an Account of UK Guarantor rather than of Borrower; (ii) such Account is excluded from "Eligible Domestic Accounts" by virtue of the exclusion contained in clause (e) of such definition; or (iii) such Account has selling terms of more than 30 days but not more than 60 days; and (b) with respect to which one or more of the following is applicable: (i) both (A) the Account Debtor is a resident of the United States of America or the United Kingdom, and (B) the obligations of the Account Debtor thereunder are payable in Dollars or Pounds; (ii) such Account is an Account of UK Guarantor supported by one or more letters of credit satisfactory to Foothill in its sole discretion which letters of credit have been assigned and delivered to Foothill in a manner acceptable to Foothill in its sole discretion; (iii) such Account is an Account of UK Guarantor supported by credit insurance satisfactory to Foothill in its sole discretion which credit insurance has been assigned to Foothill by means of an assignment satisfactory to Foothill in its sole discretion; or (iv) such Account otherwise has been determined by Foothill to be acceptable to Foothill as an Eligible UK Foreign Account in Foothill's sole discretion.

          "Equipment" means all of Borrower's present and hereafter acquired
           ---------
machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including,
(a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, 29
           -----
U.S.C. (S)(S) 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

          "ERISA Affiliate" means (a) any corporation subject to ERISA whose
           ---------------
employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

          "ERISA Event" means (a) a Reportable Event with respect to any Benefit
           -----------
Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

          "Event of Default" has the meaning set forth in Section 8.
           ----------------                               ---------

          "Exempt Copyright" means any Incipient Copyright or any Obsolete
           ----------------
Copyright.

          "Existing Loan Agreement" has the meaning set forth in the preamble
           -----------------------
to this Agreement.

          "Existing Loans" has the meaning set forth in the preamble to this
           --------------
Agreement.

          "Facility Premium" has the meaning set forth in Section 2.11.
           ----------------                               ------------

          "Facility Premium Advances" means Advances solely made or deemed to be
           -------------------------
made under Section 2.6(e) by charging the Facility Premium Amount to Borrower's
           --------------
Loan Account.

          "Facility Premium Amount" means: (a) as of the Closing Date, the
           -----------------------
Facility Premium; and (b) as of any date of determination thereafter, the sum of the then extant Facility Premium Amount plus all interest accrued in respect
                                        ----
thereof and compounded thereon pursuant to pursuant to Section 2.6(e).
                                                       --------------

          "FEIN" means Federal Employer Identification Number.
           ----

          "First Modification Agreement" has the meaning set forth in the
           ----------------------------
preamble to this Agreement.

          "Fixed Rate Advances" means Advances supported by, and allocated to,
           -------------------
the Fixed Rate Amount component of the Borrowing Base.

          "Fixed Rate Amount" means $26,250,000.
           -----------------

          "Foothill" has the meaning set forth in the preamble to this
           --------
Agreement.

          "Foothill Account" has the meaning set forth in Section 2.7.
           ----------------                               -----------

          "Foothill Expenses" means all:  reasonable costs or expenses
           -----------------
(including taxes, and insurance premiums) required to be paid by any Obligor under any of the Loan Documents that are paid or incurred by Foothill; reasonable fees or charges paid or incurred by Foothill (and any of Foothill's Participants) in connection with Foothill's transactions with the Obligors, including, out-of-pocket fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic appraisals of Worldwide Collateral); costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill (and any of Foothill's Participants) to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Worldwide Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill (and any of Foothill's Participants) in examining any Books; reasonable costs and expenses of third party claims or any other suit paid or incurred by Foothill (and any of Foothill's Participants) in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrower or any guarantor; and Foothill's (and any of Foothill's Participants') reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

          "Foothill UK Account" has the meaning set forth in Section 2.7.
           -------------------                               -----------

          "Foreign Lender" has the meaning set forth in Section 15.3.
           --------------                               ------------

          "Foreign Subsidiaries" means Subsidiaries of Borrower that are
           --------------------
organized under the laws of any jurisdiction outside the United States.

          "French Subsidiary" means Computervision S.A., a company organized
           -----------------
under the laws of France.

          "GAAP" means generally accepted accounting principles as in effect
           ----
from time to time in the United States, consistently applied.

          "General Intangibles" means all of the Obligors' present and future
           -------------------
general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

          "German Subsidiary" means Computervision GmbH, a company organized
           -----------------
under the laws of Germany.

          "Governing Documents" means the certificate or articles of
           -------------------
incorporation or organization, by-laws, or other organizational or governing documents of any Person.

          "Guarantors" means: (a) UK Guarantor; and (b) any other Subsidiaries
           ----------
of Borrower that Foothill and Borrower from time to time may agree shall become a Guarantor.

          "Guaranties" means one or more guaranties, each in form and substance
           ----------
satisfactory to Foothill, by a Guarantor in favor of Foothill.

          "Hazardous Materials" means (a) substances that are defined or listed
           -------------------
in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Incipient Copyright" means any copyright that:  (a) relates to
           -------------------
software of Borrower under development (whether in the form of a new product, a new version of a pre-existing product, an upgrade, add-on, or modification to a pre-existing product, or otherwise) that has not yet become a completed product, version, upgrade, add-on, or modification which is ready to be marketed by or on behalf of Borrower or which in fact is being marketed by or on behalf of Borrower; and (b) is not the subject of licenses thereof or other dispositions by Borrower giving rise to Accounts.

          "Indebtedness" means, with respect to any Person: (a) all obligations
           ------------
of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of such Person under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of such Person, irrespective of whether such obligation or liability is assumed, and (e) any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

          "Insolvency Proceeding" means any proceeding commenced by or against
           ---------------------
any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Intangible Assets" means, with respect to any Person, that portion of
           -----------------
the book value of all of such Person's assets that would be treated as intangibles under GAAP.

          "Intercompany Notes" means those certain promissory notes, each made
           ------------------
by a Subsidiary of Computervision to the order of Computervision (and pledged and delivered by Computervision to Foothill), in substantially the form of
Exhibit I-1.
-----------

          "Inventory" means all present and future inventory in which Borrower
           ---------
has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

          "Investment" means any transaction within the scope of Section 7.13
           ----------                                            ------------
(whether permitted or prohibited thereby), and includes capital contributions, equity contributions, loans, and advances.

          "Investment Property" means "investment property" as that term is
           -------------------
defined in Section 9-115 of the Code.

          "IRC" means the Internal Revenue Code of 1986, as amended, and the
           ---
regulations thereunder.

          "Italian Subsidiary" means Computervision S.p.A., a company organized
           ------------------
under the laws of Italy.

          "Japanese Subsidiary" means Nihon Computervision Corporation
           -------------------
(Japan), a company organized under the laws of Japan.

          "L/C" has the meaning set forth in Section 2.2(a).
           ---                               --------------

          "L/C Guaranty" has the meaning set forth in Section 2.2(a).
           ------------                               --------------

          "Letter of Credit" means an L/C or an L/C Guaranty, as the context
           ----------------
requires.

          "Letter of Credit Usage" means the sum of (a) the undrawn amount of
           ----------------------
outstanding Letters of Credit plus (b) the amount of unreimbursed drawings under
                              ----
Letters of Credit.

          "Lien" means any interest in property securing an obligation owed to,
           ----
or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Loan Account" has the meaning set forth in Section 2.10.
           ------------                               ------------

          "Loan Documents" means this Agreement, the Disbursement Letter, the
           --------------
Letters of Credit, the Lockbox Agreements, the Pledge Agreement, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Guaranties, the Source Code Escrow Agreement, the Required Foreign Security Documents, the Suretyship Agreement, the SAR Agreement, the Control Agreements, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

          "Lockbox Accounts" means, collectively, the Domestic Lockbox Accounts,
           ----------------
the Canadian Lockbox Accounts, and the UK Dominion Accounts.

          "Lockbox Agreements" means, collectively, the Domestic Lockbox
           ------------------
Agreements, the Canadian Lockbox Agreements, and the UK Dominion Agreements.

          "Lockbox Banks" means, collectively, the Domestic Lockbox Banks, the
           -------------
Canadian Lockbox Banks, and the UK Dominion Banks.

          "Material Adverse Change" means (a) a material adverse change in the
           -----------------------
business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Obligors on a consolidated basis, (b) the material impairment of any Obligor's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or realize upon the Collateral or the Required Foreign Collateral,
(c) a material adverse effect on the value of the Collateral or the Required Foreign Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral or Required Foreign Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral or the Required Foreign Collateral.

          "Maturity Date" has the meaning set forth in Section 3.4.
           -------------                               -----------

          "Maximum Revolving Amount" means, as of any date of determination: (a)
           ------------------------
prior to the date that the Designated Condition is first satisfied, an amount equal to $47,250,000; and (b) from and after the date that the Designated Condition is first satisfied, an amount equal to the sum of $47,250,000 plus the
                                                                        ----
Facility Premium Amount.

          "Modification Agreement" has the meaning set forth in the preamble
           ----------------------
to this Agreement.

          "Multiemployer Plan" means a "multiemployer plan" (as defined in
           ------------------
Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

          "Negotiable Collateral" means all of a Person's present and future
           ---------------------
letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and the Books relating to any of the foregoing.

          "Obligations" means all loans, Advances, debts, principal, interest
           -----------
(including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and further including, if and to the extent Borrower and Foothill shall agree that any of the following shall constitute Obligations, any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise.

          "Obligors" means any one or more of the Borrowers or the Guarantors.
           --------

          "Obsolete Copyright" means any copyright that relates to software of
           ------------------
Borrower that: (a) is no longer sold or marketed by Borrower; (b) is not generating any material amount of Accounts or revenues of Borrower; or (c) does not have a material fair market value.

          "Original Loan Agreement" has the meaning set forth in the preamble
           -----------------------
to this Agreement.

          "Original Loans" has the meaning set forth in the preamble to this
           --------------
Agreement.

          "Overadvance" has the meaning set forth in Section 2.5.
           -----------                               -----------

          "Participant" means any Person to which Foothill has sold a
           -----------
participation interest in its rights under the Loan Documents.

          "Patent Security Agreement" means a Patent Security Agreement, in form
           -------------------------
and substance satisfactory to Foothill, between Foothill and such of the Obligors as Foothill may require.

          "PBGC" means the Pension Benefit Guaranty Corporation as defined in
           ----
Title IV of ERISA, or any successor thereto.

          "Permitted Dispositions" means (a) the nonexclusive license, free and
           ----------------------
clear of Foothill's security interest (other than its security interest in the proceeds of such license), of any General Intangible, in each case, in the ordinary course of the applicable Obligor's business as currently conducted, and
(b) the sale, exchange, or other disposition, free and clear of Foothill's security interest (other than its security interest in the proceeds of such sale, exchange, or other disposition), of any inventory or Permitted Ordinary Course Investments.

          "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for
           ---------------
unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of
                                              ------------
lessors under operating leases and purchase money Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under Section 7.21 and so long as the Lien only attaches to the asset
                ------------
purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance,
(g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of the Obligors and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of the Obligors, (i) Liens of or resulting from any judgment or award that reasonably could not be expected to result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which the relevant Obligor is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, and (j) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower.

          "Permitted Ordinary Course Investments" means (a) direct obligations
           -------------------------------------
of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining term to maturity not exceeding 1 year, (b) certificates of deposit, time deposits, banker's acceptances or other instruments of a bank having a combined capital and surplus of not less than $500,000,000, or another financial institution reasonably satisfactory to Foothill, with a maturity not exceeding 1 year, (c) investments in commercial paper rated at least A-1 or P-1 maturing within six months after the date of acquisition thereof, (d) money market accounts maintained at a bank having combined capital and surplus of no less than $500,000,000 or at another financial institution reasonably satisfactory to Foothill (including satisfaction of requirements necessary for Foothill to have a perfected security interest therein with the priority provided for herein), (e) loans and advances to officers and employees of Borrower in the ordinary course of business in an aggregate amount outstanding not to exceed $750,000, (f) investments in connection with purchases of goods and services in the ordinary course of business, and (g) investments in negotiable instruments for collection.

          "Permitted Preferred Stock" means and refers to Preferred Stock issued
           -------------------------
by Computervision that is not Prohibited Preferred Stock.

          "Permitted Protest" means the right of any Obligor to protest any Lien
           -----------------
other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), license payment, or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of the applicable Obligor in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by such Obligor in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral or the Required Foreign Collateral, as the case may be.

          "Permitted Subsidiary Investments" means direct or indirect
           --------------------------------
Investments of Borrower in Subsidiaries of Borrower that: (a) are in existence on the

Closing Date, to the extent such Investments existed on the Closing Date and are fully disclosed in Schedule P-2; (b) (i) arise from the forgiveness of
                   ------------
Indebtedness owing to Borrower by any Subsidiary of Borrower, or (ii) are capital contributions, in each case to allow such Subsidiary to meet regulatory minimum capital and other similar corporate requirements; or (c) are intercompany loans or advances by Computervision to any of its Subsidiaries (i) evidenced by the Intercompany Notes pledged and delivered by Computervision to Foothill, and (ii) with an aggregate principal amount not to exceed at any one time outstanding, as to all of Computervision's Subsidiaries, $5,000,000, of which amount not more than $1,000,000 of principal may be outstanding in respect of such loans or advances made to UK Guarantor.

          "Person" means and includes natural persons, corporations, limited
           ------
liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Plan" means any employee benefit plan, program, or arrangement
           ----
maintained or contributed to by Borrower or with respect to which it may incur liability.

          "Pledge Agreement" means that certain Amended and Restated Pledge
           ----------------
Agreement, in the form of Exhibit P-2 attached hereto, between Foothill and such
                          -----------
of the Obligors as Foothill may require.

          "Pounds and (Pounds)" means and refers to United Kingdom pounds
           -------------------
sterling or such coin or currency of the United Kingdom as at the time of payment shall be legal tender for the payment of public and private debts in the United Kingdom.

          "Preferred Stock" means any class or series of equity securities of
           ---------------
Borrower that is entitled, upon any distribution of assets of Borrower, whether by dividend or by liquidation, to a preference over another class or series of equity securities of Borrower.

          "Prior Lender has the meaning set forth in the recitals of this
           ------------
Agreement.

          "Prohibited Preferred Stock" means any Preferred Stock that by its
           --------------------------
terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of Preferred Stock of the same class and series payable in kind or dividends of common Stock) on or before December 31, 2000 or, on or before December 31, 2000, is redeemable at the option of the holder thereof for cash (or assets or securities other than distributions in kind of Preferred Stock of the same class and series or of common Stock).

          "Projections" means the most recent projections of Borrower delivered
           -----------
to Foothill on or prior to November 5, 1997, a copy of which is attached as Exhibit P-1 hereto.
-----------

          "PTC Merger" means the business combination transaction, pursuant to
           ----------
that certain Agreement and Plan of Reorganization, dated as of November 3, 1997, by and among Parametric Technology Corporation, a Massachusetts corporation ("Parametric"), PTC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parametric ("Merger Sub"), and Computervision, whereby Merger Sub will merge with and into Computervision, the separate corporate existence of Merger Sub shall cease, and Computervision shall continue as the surviving corporation after such merger.

          "Real Property" means any estates or interests in real property now
           -------------
owned or hereafter acquired by Borrower.

          "Reaffirmation Agreement" means that certain Reaffirmation Agreement,
           -----------------------
in form and substance satisfactory to Foothill, by the Obligors in favor of Foothill.

          "Reference Rate" means the variable rate of interest, per annum, most
           --------------
recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

          "Reportable Event" means any of the events described in Section
           ----------------
4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

          "Required Foreign Collateral" means the collateral that is the subject
           ---------------------------
of the Required Foreign Security Documents.

          "Required Foreign Security Documents" means, collectively, such
           -----------------------------------
instruments, agreements, and documents governed by the laws of the following jurisdictions, or any political subdivision thereof, as Foothill or its applicable foreign counsel may reasonably require to now or at any time hereafter secure the whole or any part of the Obligations or of the obligations of any Subsidiary of Borrower in respect of the Obligations: (a) United Kingdom; and (b) such other foreign jurisdictions as Foothill and Borrower may agree from time to time.

          "Retiree Health Plan" means an "employee welfare benefit plan" within
           -------------------
the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

          "SAR Agreement" means that certain Stock Appreciation Rights
           -------------
Agreement, in form and substance satisfactory to Foothill, between Borrower and Foothill.

          "SARs" means those certain stock appreciation rights granted by
           ----
Borrower to Foothill in accordance with the terms and conditions of the SAR Agreement.

          "Second Modification Agreement" has the meaning set forth in the
           -----------------------------
preamble to this Agreement.

          "Securities Account" means a "securities account" as that term is
           ------------------
defined in Section 8-501 of the Code.

          "Senior Subordinated Note Document" shall mean and include each of the
           ---------------------------------
documents and other agreements (including, without limitation, the Senior Subordinated Note Indenture) governing or evidencing the Senior Subordinated Notes, as in effect on the Closing Date and as the same may be entered into, modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

          "Senior Subordinated Note Indenture" shall mean the Indenture entered
           ----------------------------------
into by and between Computervision and United States Trust Company of New York, as trustee hereunder, as in effect on the Closing Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

          "Senior Subordinated Notes" shall mean Computervision's 11-3/8% Senior
           -------------------------
Subordinated Notes due 1999, as in effect on the Closing Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

          "Solvent" means, with respect to any Person on a particular date, that
           -------
on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such

Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

          "Source Code Escrow Agreement" means a source code escrow agreement,
           ----------------------------
in form and substance satisfactory to Foothill, among Borrower, Foothill, and a source code escrow agent reasonably acceptable to Foothill.

          "Specified Qualification" means, in respect of the independent
           -----------------------
auditors' report to the board of directors of Computervision accompanying Computervision's audited financial statements for the fiscal year ending December 31, 1997 or any prior fiscal year, a qualification by such auditors relative to the substantial doubt about the ability of Computervision and its Subsidiaries to continue as a going concern raised by (a) the experience of Computervision and its Subsidiaries of significant shortfalls in revenue, significant losses from operations, and significant working capital at September 28, 1997, and (b) the factors described in Note 15 to Computervision's audited financial statements for the fiscal year ending December 31, 1996 that are accompanied by the independent auditors' report (dated as of March 27, 1997 generally and as of November 10, 1997 as to such Note 15) to the board of directors of Computervision.

          "Stock" means all shares, options, warrants, interests,
           -----
participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, as amended).

          "Subsidiary" of a Person means a corporation, partnership, limited
           ----------
liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Supplemental Original Loans" has the meaning set forth in the
           ---------------------------
preamble to this Agreement.

          "Suretyship Agreement" means a suretyship agreement, in form and
           --------------------
substance satisfactory to Foothill, between each Borrower and Foothill.

          "Syndicated Revolving Amount" means that portion of the Maximum
           ---------------------------
Revolving Amount equal to the aggregate financing commitments (to the extent not breached or terminated) of all Participants.

          "Net Worth" shall have the meaning ascribed to such term by, and
           ---------
shall be computed in accordance with, GAAP.

          "Trademark Security Agreement" means a Trademark Security Agreement,
           ----------------------------
in form and substance satisfactory to Foothill, between Foothill such of the Obligors as Foothill may require.

          "2012 Convertible Debenture Documents" shall mean and include each of
           ------------------------------------
the documents and other agreements (including, without limitation, the 2012 Convertible Debenture Indenture) governing or evidencing the 2012 Convertible Debentures, as in effect on the Closing Date and as the same may be entered into, modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

          "2012 Convertible Debenture Indenture" shall mean the Indenture
           ------------------------------------
entered into by and between Computervision and First National Bank of Boston, as trustee hereunder, as in effect on the Closing Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

          "2012 Convertible Debentures" shall mean Computervision's 5-3/4%
           ---------------------------
Convertible Subordinated Debentures due 2012, as in effect on the Closing Date and as the same may be modified, supplemented or amended from time to time, pursuant to the terms hereof and thereof.

          "UK Accounts Component" shall mean 85% of Eligible UK Foreign
           ---------------------
Accounts, less the amount, if any, of the Dilution Reserve (UK).
          ----

          "UK Guarantor" means Computervision Limited, a company organized under
           ------------
the laws of England (with company number 1091204).

          "UK Dominion Account" has the meaning set forth in Section 2.7(b).
           -------------------                               --------------

          "UK Dominion Agreements" those certain depository account agreements,
           ----------------------
in form and substance satisfactory to Foothill, each of which is among UK Guarantor, Foothill, and one of the UK Dominion Banks.

          "UK Dominion Banks" means National Westminster Bank plc.
           -----------------

          "Voidable Transfer" has the meaning set forth in Section 15.8.
           -----------------                               ------------

          "Windchill" has the meaning set forth in the preamble to this
           ---------
Agreement.

          "Worldwide Collateral" means the Collateral and the Required
           --------------------
Foreign Collateral.

          "Yen and (Yen)" means and refers to Japanese yen or such coin or
           -------------
currency of Japan as at the time of payment shall be legal tender for the payment of public and private debts in Japan.


     1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

     1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

     1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     1.6 OBLIGORS. By its execution and delivery of its Guaranty or any Required Foreign Security Document, or any joinder thereto, any Obligor that is not a party to this Agreement nevertheless shall be deemed to have agreed to be bound by each provision herein relating to the Obligors or their assets with the same force and effect as though such Obligor were party to this Agreement, mutatis mutandis.

     2.   LOAN AND TERMS OF PAYMENT.

          2.1  REVOLVING ADVANCES.

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount less the letter of Credit Usage, or (ii) the Borrowing Base
                 ----
plus the Facility Premium Amount less the Letter of Credit Usage. For purposes
----                             ----
of this Agreement, as of any date of determination, "Borrowing Base" shall mean
                                                     --------------
the result of:

          (x) the lesser of: (1) $21,000,000; and (2) the sum of (A) $7,500,000, plus (B) the Domestic Accounts Component, plus (C) the UK Accounts Component, plus (D) the lesser of (I) $7,500,000 and (II) the product of 75% times the outstanding principal balance of the CVSI Note; plus

          (y)  the Fixed Rate Amount, minus

          (z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b).
           --------------

               (b)  (i)    Anything to the contrary in Section 2.1(a) above
                                                       --------------
notwithstanding, Foothill may create reserves against, or reduce its advance rates in respect of, the Borrowing Base without declaring an Event of Default if it determines that there has occurred a Material Adverse Change.

                    (ii) In addition to the foregoing, if at any time any Obligor is delinquent in making current royalty payments under agreements with respect to which the Obligors are a licensee of General Intangibles and such delinquency reasonably could be expected to result in a material impairment of the Obligors' rights in respect of such licensed General Intangible, Foothill may create reserves with respect to the estimated amount of such delinquent amounts.

                    (iii) In the event that Foothill does not receive the Collateral Access Agreement referred to in Section 3.3(d) within 60 days
                                           --------------
following the Closing Date, then, from and after such 60th day until such time, if ever, as Foothill receives such Collateral Access Agreement, Foothill may create and maintain a reserve against the Borrowing Base in an amount up to one-twelfth (1/12th) of the aggregate annual lease payments due to the lessor of the location of Borrower's chief executive office under the lease in respect of such premises.

               (c) Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Revolving Amount.

               (d)  Amounts borrowed pursuant to this Section 2.1 may be repaid
                                                      -----------
and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. Anything contained in this Agreement to the contrary notwithstanding, other than in connection with termination of the Agreement in accordance with Section 3.5 or Section 3.6 or the acceleration of
                             -----------    -----------
the Obligations under Section 9.1, Borrower agrees that Borrower shall at all
                      -----------
times keep not less than an amount equal to the Fixed Rate Amount plus the
                                                                  ----
Facility Premium Amount borrowed and outstanding under this Section 2.1 and
                                                            -----------
that, except as and to the extent Borrower and Foothill may from time to time otherwise expressly agree in writing, the amounts borrowed and outstanding under this Section 2.1 will not be reduced to less than an amount equal to the Fixed
     -----------
Rate Amount plus the Facility Premium Amount.
            ----

               (e) At all times, (i) the outstanding Advances shall be allocated, first, to outstanding Fixed Rate Advances up to the Fixed Rate Amount, next, to outstanding Facility Premium Advances up to the Facility Premium Amount, and, thereafter, to outstanding Advances other than Fixed Rate Advances and Facility Premium Advances; and (ii) Foothill shall apply any and all repayments of the Advances (irrespective of whether made by Borrower, from Collections received from the Lockbox Accounts, from the proceeds of the sale or other disposition of Collateral, or otherwise), first, to the then outstanding Advances other than Fixed Rate Advances and Facility Premium Advances, second, to all other Obligations (exclusive of Fixed Rate Advances and Facility Premium Advances), and third, if and to the extent Foothill and Borrower so agree in writing, to the Fixed Rate Advances or the Facility Premium Advances. The foregoing to the contrary notwithstanding, from and after the occurrence of and during the continuation of an Event of Default under Section 8.1(a), any and all
                                                     --------------
repayments of the Advances shall be applied by Foothill in its sole discretion.

          2.2  LETTERS OF CREDIT.

               (a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Foothill shall have no obligation to issue a Letter of Credit if any of the following would result:

                    (i) the Letter of Credit Usage would exceed the Borrowing Base plus the Facility Premium Amount less the amount of
               ----                             ----
          outstanding Advances less the aggregate amount of reserves established
                               ----
          under Section 2.1(b); or

                    (ii)   the Letter of Credit Usage would exceed the lower of:
          (x) the Maximum Revolving Amount less the amount of outstanding
                                           ----
          Advances less the aggregate amount of reserves established under
                   ----
          Section 2.1(b); or (y) $3,000,000.; or

                    (iii) the outstanding Obligations would exceed the Maximum Revolving Amount.

Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any
                                          -----------
potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Foothill in its sole discretion. If Foothill is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6.
                             -----------

               (b) Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guarantied by Foothill and opened to or for Borrower's account or by Foothill's interpretations of any L/C issued by Foothill to or for Borrower's account, even though this interpretation may be different from Borrower's own. Borrower understands and agrees that Foothill shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto; provided, however, that,
                                                   --------  -------
solely in respect of any L/C directly issued by Foothill (as opposed to any L/C Guaranty), Foothill shall be liable for any loss, cost, expense, or liability incurred by Borrower as the proximate result of Foothill's willful misconduct or gross negligence. Borrower understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank.

               (c) Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

               (d) Any and all charges, commissions, fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill.

               (e) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Foothill in an amount equal to 105% of the maximum amount of Foothill's obligations under Letters of Credit, or (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding Letters of Credit. At Foothill's discretion, any proceeds of Collateral or Required Foreign Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).
                                     --------------

               (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Foothill with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                    (A) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                    (B) there shall be imposed on the issuing bank or Foothill any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or Foothill of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Foothill, then, and in any such case, Foothill may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Foothill may specify to be necessary to compensate the issuing bank or Foothill for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.6(a)(i)
                                                              -----------------
or (c)(i), as applicable. The determination by the issuing bank or Foothill, as
---------
the case may be, of any amount due pursuant to this Section 2.2(f), as set forth
                                                    --------------
in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

          2.3 PAYMENT OF OBLIGATIONS. Borrower agrees and promises to pay any and all Obligations as and when they become due and payable in accordance with the Loan Documents and, in any event, upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise.

          2.4  [INTENTIONALLY OMITTED].

          2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Sections 2.1 and 2.2 is
                                                     --------------------
greater than either the Dollar or percentage limitations set forth in Sections
                                                                      --------
2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay to Foothill, in
----------
cash, the amount of such excess to be used by Foothill, first, to repay Advances (other than Fixed Rate Advances and Facility Premium Advances) outstanding under
Section 2.1, second, to be held by Foothill as cash collateral to secure
-----------
Borrower's obligation to repay Foothill for all amounts paid pursuant to Letters of Credit, and, thereafter, to Facility Premium Advances or Fixed Rate Advances.

          2.6 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

               (a) Interest Rate. Except as provided in clauses (b) and (c) below, (i) all Obligations (except for undrawn Letters of Credit, Fixed Rate Advances, and the Facility Premium Amount) shall bear interest at a per annum rate equal to the sum of the Reference Rate plus the Applicable Margin, (ii) all Fixed Rate Advances shall bear interest at a per annum rate of 14.0%, and (iii) the Facility Premium Amount shall bear interest at a per annum rate of 10.0%.

               (b) Letter of Credit Fee. Borrower shall pay Foothill a fee (in addition to the charges, commissions, fees, and costs set forth in Section
                                                                   -------
2.2(d)) equal to 2.0% per annum times the aggregate undrawn amount of all
------
outstanding Letters of Credit.

               (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit, the Fixed Rate Advances, and the Facility Premium Amount) shall bear interest at a per annum rate equal to sum of the Reference Rate plus the Applicable Margin plus 2.5 percentage points, (ii) all Fixed Rate Advances shall bear interest at a per annum rate of 16.5%, (iii) the Facility Premium Amount shall bear interest at a per annum rate of 12.5%, and (iv) the Letter of Credit fee provided in Section 2.6(b) shall be increased to 4.5% per annum times
                       --------------
the amount of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

               (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 7.0% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

               (e) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Foothill Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or
                                --------------
incurred), the fees, premiums, and charges provided for in Section 2.11 (as and
                                                           ------------
when accrued or incurred), and all installments or other payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder. Without limiting the generality of the foregoing, the Facility Premium shall be charged to Borrower's Loan Account on the Closing Date as a Facility Premium Advance. On the first day of each month during the term hereof, interest in respect of the Facility Premium Amount shall be compounded onto the Facility Premium Amount by being charged to Borrower's Loan Account as an additional Facility Premium Advance and shall thereafter accrue interest at the rate then applicable to the Facility Premium Amount hereunder.

               (f) Computation. The Reference Rate as of the date of this Agreement is 8.5% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

               (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the
                  --------  -------
contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the
                                                          ---- -----
date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

          2.7 COLLECTION OF ACCOUNTS. (a) Borrower shall at all times maintain lockboxes and, immediately after the Closing Date, shall instruct all non-Canadian Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect
                                               ---
thereof to such lockboxes. Borrower, Foothill, and the Domestic Lockbox Banks shall enter into one or more Domestic Lockbox Agreements, which among other things shall provide for the opening of a depositary account over which Foothill shall have dominion and control (a "Domestic Lockbox Account") for the deposit of all such Collections at such Domestic Lockbox Bank. Borrower agrees that all such Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Domestic Lockbox Account. No Domestic Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Domestic Lockbox Agreements, all amounts received in each Domestic Lockbox Account shall be wired each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill.

               (b)  Pursuant to Section 3.3, Borrower shall cause UK Guarantor
                                -----------
to establish, and thereafter maintain at all times, such lockboxes, concentration accounts, or other similar arrangements as Foothill may require, and, immediately after the date such lockboxes, concentration accounts, or other similar arrangements are established, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and other rights to payment of UK Guarantor to remit all Collections in respect thereof to such lockboxes,
                   ---
concentration accounts, or other similar arrangements. UK Guarantor, Foothill, and the UK Dominion Banks shall enter into the UK Dominion Agreements, which among other things shall provide for the opening of a depositary account over which Foothill shall have dominion and control (a "UK Dominion Account") for the deposit of all such Collections at such UK Dominion Bank. Borrower agrees, and, by its execution and delivery of its Guaranty, UK Guarantor shall agree, that all such Collections and other amounts received by UK Guarantor from any Account Debtor or any other source immediately upon receipt shall be deposited into a UK Dominion Account. No UK Dominion Agreement or arrangement contemplated thereby shall be modified by UK Guarantor without the prior written consent of Lender. Upon the terms and subject to the conditions set forth in the UK Dominion Agreements, all amounts received in each UK Dominion Account shall be, on each Business Day, transferred to an account maintained by Foothill with the same UK Dominion Bank (the "Foothill UK Account") for further same day transfer from the Foothill UK Account: (i) so long as no Event of Default has occurred and is continuing, to an account of UK Guarantor; and (ii) upon the occurrence and during the continuation of an Event of Default, via wire into the Foothill Account or other account maintained by Foothill at a depositary selected by Foothill.

               (c)  Pursuant to Section 3.3, Borrower shall establish, and
                                -----------
thereafter maintain at all times, lockboxes and, immediately after the date such lockboxes are established, shall instruct all Canadian Account Debtors with respect to the Accounts, General Intangibles, and other rights to payment of Borrower to remit all Collections in respect thereof to such lockboxes.
                  ---
Borrower, Foothill, and the Canadian Lockbox Banks shall enter into the Canadian Lockbox Agreements, which among other things shall provide for the opening of a depositary account over which Foothill shall have dominion and control (a "Canadian Lockbox Account") for the deposit of all such Collections at such Canadian Lockbox Bank. Borrower agrees that all such Collections and other amounts received by Borrower from any account debtor or any other source immediately upon receipt shall be deposited into a Canadian Lockbox Account. No Canadian Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Lender. Upon the terms and subject to the conditions set forth in the Canadian Lockbox Agreements, all amounts received in each Canadian Lockbox Account shall be wired each Business
Day: (i) so long as no Event of Default has occurred and is continuing, to an account of Borrower maintained in Canada; and (ii) upon the occurrence and during the continuation of an Event of Default, into the Foothill Account or other account maintained by Foothill at a depositary selected by Foothill.

          2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Foothill (whether from transfers to Foothill by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1 in
                                                                  -----------
the manner set forth therein, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrower for 3 Business Days of `clearance' or `float' at the rate set forth in Section 2.6(a)(i) or Section 2.6(c)(i), as
                                    -----------------    -----------------
applicable, on all Collections of Borrower that are received by Foothill (regardless of whether forwarded by the Lockbox Banks to Foothill, whether provisionally so applied to reduce the Obligations under Section 2.1 (but, if
                                                         -----------
and to the extent such Collections are not so provisionally applied, then such clearance charge shall be without duplication of interest charged to the Loan Account in respect of the portion of the Obligations that would have been so reduced if such

Collections had been so provisionally applied), or otherwise). This across-the-board 3 Business Day clearance or float charge on all Collections of Borrower is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 3 Business Days of interest on such Collections. Should any Collection item of Borrower not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 2:00 p.m. New York time. If any Collection item is received into the Foothill Account on a non-Business Day or after 2:00 p.m. New York time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

          2.9 DESIGNATED ACCOUNT. Foothill is authorized to make the Advances and the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Borrower agrees to
                                    --------------
establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Advance requested by Borrower and made by Foothill hereunder shall be made to the Designated Account.

          2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made or deemed to be made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, the Facility Premium Amount, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will
                                            -----------
be credited with all payments received by Foothill from Borrower or for Borrower's account, including all amounts received in the Foothill Account from any Lockbox Bank. Foothill shall render statements, on a monthly basis, regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

          2.11 FEES.  Borrower shall pay to Foothill the following fees:

               (a) Closing Fee. On the Closing Date, a closing fee of $2,250,000, toward which the aggregate amount of $1,589,000 in fees previously paid by Borrower pursuant to the Modification Agreement shall be credited;

               (b) Facility Premium. A facility premium (the "Facility Premium") of $2,250,000, such premium to be earned in full on the Closing Date and charged to Borrower's Loan Account as a Facility Premium Advance. Foothill may elect, in the manner set forth in the SAR Agreement, to exercise its rights to receive SARs thereunder in lieu of receiving repayment of all outstanding Facility Premium Advances.

               (c) Financial Examination, Documentation, and Appraisal Fees. Foothill's customary fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of the Obligors performed by personnel employed by Foothill; Foothill's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral or Required Foreign Collateral performed by personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of the Obligors or to appraise the Collateral or the Required Foreign Collateral. So long as no Event of Default has occurred and is continuing, Foothill agrees that audits of the Obligors shall not be conducted more frequently than 6 times per year (it being understood that the audit of the several Obligors taking place at different locations shall constitute but the one and same audit for purposes of the foregoing limitation) and appraisals of the Collateral and the Required Foreign Collateral shall not be conducted more frequently than 2 times per year (it being understood that the appraisal of the several items of Collateral and Required Foreign Collateral taking place at different locations shall constitute but the one and same audit for purposes of the foregoing limitation); and

               (d) Servicing Fee. A servicing fee of $180,000, such fee to be earned in full on the Closing Date and be payable on the first day of each month in monthly installments of $10,000 each until paid in full; provided, however,
                                                            --------  -------
that the outstanding balance of such fee shall be payable on the date of termination of this Agreement, whether at maturity, by prepayment, by acceleration, or otherwise.

     3.   CONDITIONS; TERM OF AGREEMENT.

          3.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE AND LETTER OF CREDIT. The obligation of Foothill to make the initial Advance or to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date (except to the extent that Foothill, in its sole discretion, waives or postpones, in whole or in part, the satisfaction of any such condition(s)):

               (a) Foothill shall have received satisfactory evidence that all existing copyrights of Borrower (other than Exempt Copyrights) required to be registered under Section 6(a) of the Copyright Security Agreement have been registered with the United States Copyright Office (or are the subject of a diligently prosecuted application therefor), and that all such copyrights (other than Exempt Copyrights) and any proceeds thereof are specifically encumbered by the Copyright Security Agreement;

               (b) Foothill shall have received searches reflecting the filing of its financing statements and fixture filings;

               (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                   i.    the Domestic Lockbox Agreements;

                   ii.   the Disbursement Letter;

                   iii.  the Reaffirmation Agreement;

                   iv.   the Guaranties;

                   v.    the Pledge Agreement;

                   vi.   the Patent Security Agreement;

                   vii.  the Trademark Security Agreement;

                   viii. the Required Foreign Security Documents in respect
                         of the assets and capital stock of UK Guarantor;

                   ix.   the Suretyship Agreement;

                   x.    the SAR Agreement;

               (d) Foothill shall have received a certificate from the Secretary (or equivalent official) of each Obligor attesting to the resolutions of such Obligor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Obligor is a party and authorizing specific officials of such Obligor to execute the same;

               (e) Foothill shall have received copies of each Obligor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary (or equivalent official) of such Obligor;

               (f) Foothill shall have received a certificate of status with respect to each Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

               (g) Foothill shall have received certificates of status with respect to each Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

               (h) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the
                                                           ------------
form and substance of which shall be satisfactory to Foothill and its counsel;

               (i) Foothill shall have received duly executed certificates of title with respect to that portion of the Collateral or the Required Foreign Collateral that is subject to certificates of title;

               (j) Foothill shall have received the results of reference checks on key management personnel of Borrower, which results shall be satisfactory to Foothill in its sole discretion;

               (k) Foothill shall have completed "field surveys" in respect of Equipment and Inventory of Borrower and shall have received appraisals of the Equipment of Borrower and valuations of the customer base of Borrower, and in each case the results thereof shall be satisfactory to Foothill;

               (l) Foothill shall have received an opinion of Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion;

               (m) Foothill shall have received opinions of foreign counsel of such Guarantors as Foothill may require in form and substance satisfactory to Foothill in its sole discretion;

               (n) Foothill shall have received copies of all: (i) material Convertible Debenture Documents; (ii) material Senior Subordinated Note Documents; and (iii) material 2012 Convertible Debenture Documents; in each case, certified by the Secretary of Borrower to be true, correct, and complete as of the Closing Date;

               (o) Foothill shall have received: (i) the commitments (on terms and conditions satisfactory to Foothill) of Participants, acceptable to Foothill, to participate in the Obligations in an amount equal to not less than the Fixed Rate Amount, and (ii) the funds of such Participants so committed; and

               (p) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

          3.2 CONDITIONS PRECEDENT TO ALL ADVANCES (OTHER THAN FACILITY PREMIUM ADVANCES) AND ALL LETTERS OF CREDIT. The following shall be conditions precedent to all Advances (other than Facility Premium Advances) and all Letters of Credit hereunder:

               (a) the representations and warranties contained in this Agreement and the other Loan Documents (as such representations and warranties may be modified in writing by the relevant Obligors and Foothill to the extent such modifications either are expressly permitted by this Agreement to be made or otherwise are accepted by Foothill in writing) shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

               (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Foothill (or its Participants), or any of their Affiliates.

          3.3 CONDITIONS SUBSEQUENT. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed each of the following (the failure by Borrower to so perform or cause to be performed any one or more of the following each constituting an Event of Default unless expressly provided herein to the contrary):

               (a) within 30 days of the Closing Date, Foothill shall have received certified copies of such policies of insurance, together with the endorsements thereto, described in Section 6.10, as Foothill may require and the
                                   ------------
form and substance of which shall be satisfactory to Foothill and its counsel;

               (b) within 30 days of the Closing Date, Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                   i.   the Canadian Lockbox Agreements;

                   ii.  the UK Dominion Agreements;

                   iii. the Source Code Escrow Agreement;

               (c) within 45 days of the Closing Date, Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                   i. a bailee agreement, in form and substance satisfactory to Foothill, in favor of Foothill by the Person in possession of the shares of capital Stock of Italian Subsidiary pledged to Foothill pursuant to the Pledge Agreement;

                   ii. such instruments, agreements, and documents governed by the laws of the following respective foreign jurisdictions (or any political subdivision thereof) as Foothill or its applicable foreign counsel may reasonably require to effectuate, perfect, or register, under such laws, the pledge of the shares of capital Stock of French Subsidiary and German Subsidiary: France and Germany; and

                   iii. concurrently with the delivery of the instruments,
                        agreements, and documents pursuant to this Section
                                                                   -------
                        3.3(c), Foothill shall have received such opinions of
                        ------
                        foreign counsel in connection therewith as Foothill may require in form and substance satisfactory to Foothill in its sole discretion.

               (d) within 60 days after the Closing Date, Foothill shall have received a Collateral Access Agreement from the lessor of the location of Borrower's chief executive office, duly executed, and such document shall be in full force and effect; provided, however, that the failure of Foothill to
                       --------  -------
receive such document before the end of such period date shall not constitute an Event of Default.

               (e) from and after the Closing Date up until the date that is 60 days after the Closing Date, Borrower shall use commercially reasonable efforts to obtain such other Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Foothill may require; provided, however,
                                                          --------  -------
that the failure of Foothill to receive any such document before the end of such period date, so long as

Borrower has used such commercially reasonable efforts, shall not constitute an Event of Default.

          3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the date (the "Maturity Date") that is 18 months from the Closing Date, unless sooner terminated pursuant to the terms hereof. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

          3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge the Obligors of their respective duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Worldwide Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated.

          3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 10 days (or three (3) days solely with respect to a termination in connection with the PTC Merger) prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including a cash collateral amount equal to 105% of the undrawn amount of the Letters of Credit (excluding Letters of Credit as to which releases have been delivered pursuant to Section 2.2(e)(ii))), in full and without early termination premium or
   ------------------
penalty.


     4.   CREATION OF SECURITY INTEREST.

          4.1 GRANT OF SECURITY INTEREST. Each Borrower hereby (a) grants to Foothill continuing Liens, and (b) reaffirms its prior grant in favor of Foothill (in Foothill's individual capacity and as successor-in-interest to Prior Lender) of continuing Liens, on all right, title, and interest of such Borrower in and to all currently existing and hereafter acquired or arising Collateral, in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of Borrower's covenants and duties under the Loan Documents. Foothill's Liens on Collateral shall attach to all Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

          4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, immediately upon the request of Foothill, Borrower shall, and shall cause each Guarantor to, endorse and deliver physical possession of such Negotiable Collateral to Foothill.

          4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. Borrower agrees, and shall cause each Guarantor to agree, that, at any time upon the occurrence and during the continuance of an Event of Default, Foothill or Foothill's designee may (a) notify customers or Account Debtors of the Obligors that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower shall, and shall cause each Guarantor to, hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by such Obligor.

          4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, Borrower shall, and shall cause the Guarantors to, execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Worldwide Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents. Without limiting the foregoing, Borrower agrees to execute and deliver any Control Agreements, security agreements, financing statements, or other documents reasonably required by Foothill to create, perfect, or maintain the perfection or priority of, its Liens on Borrower's Securities Accounts and related Investment Property.

          4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints, and shall cause each Guarantor to irrevocably make, constitute, and appoint, Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as such Obligor's true and lawful attorney, with power to (a) if such Obligor refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Obligor on
                                  -----------
any of the documents described in Section 4.4, (b) at any time that an Event of
                                  -----------
Default has occurred and is continuing or Foothill deems itself insecure with respect to Foothill's good faith belief or suspicion that any Obligor has engaged in defalcation, intentional misrepresentation, or other fraud, sign such Obligor's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Obligor's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure with respect to Foothill's good faith belief or suspicion that any Obligor has engaged in defalcation, intentional misrepresentation, or other fraud, notify the post office authorities to change the address for delivery of such Obligor's mail to an address designated by Foothill, to receive and open all mail addressed to such Obligor, and to retain all mail relating to the Collateral or the Required Foreign Collateral and forward all other mail to such Obligor, (f) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure with respect to Foothill's good faith belief or suspicion that any Obligor has engaged in defalcation, intentional misrepresentation, or other fraud, make, settle, and adjust all claims under such Obligor's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure with respect to Foothill's good faith belief or suspicion that any Obligor has engaged in defalcation, intentional misrepresentation, or other fraud, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. Borrower agrees, and shall cause each Guarantor to agree, that such appointment of Foothill as each Obligor's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

          4.6 RIGHT TO INSPECT. Borrower hereby agrees, and shall cause each Guarantor to agree, that: (a) prior to the time that an Event of Default has occurred and is continuing or Foothill deems itself insecure with respect to Foothill's good faith belief or suspicion that an Obligor has engaged in defalcation, intentional misrepresentation, or other fraud, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter during normal business hours to inspect any Obligor's Books and to check, test, and appraise the Worldwide Collateral in order to verify the Obligors' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Worldwide Collateral; and (b) after the time that an Event of Default has occurred and is continuing or Foothill deems itself insecure with respect to Foothill's good faith belief or suspicion that an Obligor has engaged in defalcation, intentional misrepresentation, or other fraud, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time thereafter and at any time or times determined by Foothill in its sole and absolute discretion, to inspect any Obligor's Books and to check, test, and appraise the Worldwide Collateral in order to verify the Obligors' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Worldwide Collateral.

          4.7 CONTROL AGREEMENTS. Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.22
                                                                    ------------
and, if to another securities intermediary, unless each of Borrower, Foothill, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Foothill. Upon the occurrence and during the continuance of an Event of Default or if Foothill deems itself insecure with respect to Foothill's good faith belief or suspicion that an Obligor has engaged in defalcation, intentional misrepresentation, or other fraud, Foothill may notify any securities intermediary to liquidate or transfer the applicable Securities Account or any Investment Property maintained or held thereby and remit the proceeds thereof to the Foothill Account.


     5.   REPRESENTATIONS AND WARRANTIES.

          In order to induce Foothill to enter into this Agreement, Borrower hereby makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or Letter of Credit made thereafter, as though made on and as of the date of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

          5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens. Each Guarantor has good and indefeasible title to the Required Foreign Collateral pledged or hypothecated by it, free and clear of Liens except for Permitted Liens.

          5.2 ELIGIBLE ACCOUNTS. Except as Borrower may disclose to Foothill in writing pursuant to Section 6.2 that an Account theretofore qualifying as an
                       -----------
Eligible Account has ceased to be an Eligible Account because any of the following no longer applies to such Account: (a) The Eligible Accounts are bona fide existing obligations created by the sale, license, or lease and delivery of goods or General Intangibles or the rendition of services to Account Debtors in the ordinary course of the applicable Obligors' business, unconditionally owed to such Obligor without defenses, disputes, offsets, counterclaims, or rights of return or cancellation; (b) the property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor; and
(c) no Obligor has received any notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

          5.3  TAXES.    As of the Closing Date, all tax returns required to be
filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest.

          5.4 EQUIPMENT. All of the Equipment of Borrower is used or held for use in Borrower's business and is fit for such purposes.

          5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on
Schedule 6.12 or otherwise permitted by Section 6.12.
-------------                           ------------

          5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

          5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of each Borrower is located at the address indicated in the preamble to this Agreement and each Borrower's FEIN is set forth on Schedule 5.7.
                                                        ------------

          5.8  DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

               (a) Each Obligor is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to constitute a Material Adverse Change.

               (b) Set forth on Schedule 5.8, is a complete and accurate
                                ------------
description of the authorized capital Stock of Computervision, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held in Computervision's treasury. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Except as disclosed in Schedule 5.8, there are no subscriptions, options, warrants, or
                ------------
calls relating to any shares of Computervision's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Computervision is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

               (c) Set forth on Schedule 5.8, is a complete and accurate list of
                                ------------
Computervision's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by each Borrower; and (iv) whether such Subsidiary is an inactive Subsidiary. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

               (d) Except as set forth on Schedule 5.8, no capital stock (or any
                                          ------------
securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

          5.9  DUE AUTHORIZATION; NO CONFLICT.

               (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

               (b) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

               (c) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

               (d) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of the laws and regulations applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other

Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Guarantor,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Guarantor.

               (e) Other than the filing of appropriate financing statements, the Patent Security Agreement, the Trademark Security Agreement, and the Copyright Security Agreement, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

               (f) Other than the filing of appropriate financing statements and the applicable Required Foreign Security Documents, the execution, delivery, and performance by any Guarantor of and the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

               (g) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (h) As to each Guarantor, the Loan Documents to which such Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (i) The Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

               (j) As to each Guarantor, the Liens granted by such Guarantor to Foothill in and to its properties and assets pursuant to the Loan Documents to which it is a party are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

          5.10 LITIGATION. There are no actions or proceedings pending by or against any Obligor before any court or administrative agency and no Obligor has any knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Obligor, except for: (a) ongoing collection matters in which an Obligor is the plaintiff; (b) matters disclosed on Schedule 5.10; and (c)
                                                   -------------
matters arising after the date hereof that, if decided adversely to any Obligor, reasonably could not be expected to result in a Material Adverse Change.

          5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to the Obligors that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the Obligors' financial condition as of the date thereof and the Obligors' results of operations for the period then ended.
There has not been a Material Adverse Change with respect to the Obligors since the date of the latest financial statements submitted to Foothill on or before the Closing Date, except as disclosed in such financial statements or in the Projections.

          5.12 SOLVENCY. (a) After giving effect to transactions contemplated hereby and subject to the liquidity requirements set forth in the Projections, Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

               (b) After giving effect to transactions contemplated hereby and subject to the liquidity requirements set forth in the Projections, each Guarantor is Solvent. No transfer of property is being made by such Guarantor and no obligation is being incurred by such Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Guarantor.

          5.13 EMPLOYEE BENEFITS.  Except as disclosed in Schedule 5.13: (a)
                                                          -------------
None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan; (b) Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute; (c) no ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change; (d) none of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any

Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement; and (e) none of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

          5.14 ENVIRONMENTAL CONDITION. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. As of the Closing Date and, thereafter, except as disclosed to Foothill in writing, Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

          5.15 BROKERAGE FEES. No brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from Foothill under this Agreement, and Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Foothill under this Agreement.

          5.16 INTELLECTUAL PROPERTY. Each Obligor owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, source code, mask-works, trade secrets and know-how (collectively, the "Intellectual Property") that are necessary for the operation of the Obligors' business as currently conducted. No claim is pending or threatened in writing to the effect that an Obligor infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, and there is no basis for any such claim (whether pending or threatened, and which, if determined adversely to an Obligor, reasonably could be expected to result in a Material Adverse Change). No claim is pending or threatened in writing to the effect that any such Intellectual Property owned or licensed by any Obligor or in which any Obligor otherwise has the right to use is invalid or unenforceable by such Obligor, and there is no basis for any such claim (whether or not pending or threatened, and which, if determined adversely to any Obligor, reasonably could be expected to result in a Material Adverse Change).

          5.17 SUBORDINATION. The subordination provisions contained in each of the Senior Subordinated Indenture, the Convertible Debenture Indenture, and the

2012 Convertible Debenture Indenture are enforceable against Borrower and the holders of the respective securities issued thereunder. All Obligations constitute "Senior Indebtedness" as defined in the subordination provisions contained in the Senior Subordinated Indenture. All Obligations consisting of principal, premiums, fees, and interest constitute "Senior Indebtedness" as defined in the subordination provisions contained in the Convertible Debenture Indenture. All Obligations consisting of principal, premiums, and interest constitute "Senior Indebtedness" as defined in the subordination provisions contained in the 2012 Convertible Debenture Indenture.


     6.   AFFIRMATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do (and, where specified, shall cause the applicable other Obligors to do) all of the following:

          6.1 ACCOUNTING SYSTEM. The Obligors shall maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Worldwide Collateral that contain information as from time to time may be requested by Foothill. The Obligors also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

          6.2 COLLATERAL REPORTING. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) on a weekly basis, a summary aging of the Accounts; (b) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, and (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill; (c) on a monthly basis and, in any event, by no later than the 10th day of each month during the term of this Agreement, a summary aging, by vendor, of the accounts payable of Borrower and UK Guarantor and any book overdraft; and (d) upon Foothill's request: (i) on each Business Day, a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date; (ii) on each Business Day, notice of all returns, disputes, or claims; (iii) copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices; (iv) on a quarterly basis, a detailed list of the customers of Borrower and UK Guarantor; (v) on a monthly basis, a calculation of the Dilution for the prior month; and (vi) such other reports as to the Worldwide Collateral or the financial condition of the Obligors as Foothill may request from time to time. Original sales invoices evidencing daily sales shall be mailed by Borrower and UK Guarantor to each of their respective Account Debtors and, at Foothill's direction, the invoices shall indicate on their face that the Account has been assigned to Foothill and that all payments are to be made directly to Foothill.

          6.3  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Foothill:
(a) as soon as available, but in any event within 30 days after the end of each month during each of Borrower's fiscal years, (i) summary financial information showing revenues, expenses, payables, and receivables for Borrower on a consolidated basis for such month, or (ii) upon the request of Foothill and in lieu of such information, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period;
(b) as soon as available, but in any event within 45 days after the end of each of Borrower's fiscal quarters, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and (c) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications other than the Specified Qualification, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. Inasmuch as Borrower is a parent company of one or more Subsidiaries, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

               Together with the above, Borrower also shall deliver to Foothill Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Foothill relating to the financial condition of Borrower.

               Each month, together with the financial materials or financial statements provided pursuant to Section 6.3(a) or Section 6.3(b), Borrower shall
                                --------------    --------------
deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and all financial materials or financial statements fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate
                        ------------
demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.20, (iv) a certificate of
                                            ------------
the chief accounting officer of Borrower stating, to the best of such officer's knowledge based on available information, that, as of the end of such month, measured on a trailing ninety (90) day basis, the total revenues of the Company were not materially less than Thirty Two Million Dollars ($32,000,000), and (v) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), (iii), or (iv), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

               Borrower shall issue, and shall cause each of the Guarantors to issue, written instructions to their independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning the Obligors that Foothill may request. Borrower hereby irrevocably authorizes and directs, and shall cause each Guarantor to irrevocably authorize and direct, all auditors, accountants, or other third parties to deliver to Foothill, at the Obligors' expense, copies of the Obligors' financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding the Obligors' business affairs and financial conditions.

          6.4 TAX RETURNS. Deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

          6.5 GUARANTOR REPORTS. Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

          6.6 RETURNS. Borrower hereby agrees, and shall cause UK Guarantor to agree to cause all returns, allowances, and credit memoranda issued in connection therewith, as between such Obligor, on the one hand, and its Account Debtors, on the other hand, to be on the same basis and in accordance with the usual customary practices of such Obligor, as they exist at the time of the execution and delivery of this Agreement.

          6.7 TITLE TO WORLDWIDE COLLATERAL. Upon Foothill's request, Borrower shall, and shall cause each Guarantor to, immediately deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Worldwide Collateral.

          6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

          6.9 TAXES. Borrower shall, and shall cause each Guarantor to: (a) cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Obligor any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest; (b) make due and timely payment or deposit of all such federal, state, foreign, and local taxes, assessments, or contributions required of it by law, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto; and (c) make timely payment or deposit of all tax payments and withholding taxes required of it by those laws concerning F.I.C.A. (or its foreign equivalent) and, F.U.T.A. (or its foreign equivalent), state disability (or its foreign equivalent), and, upon request, furnish Foothill with proof satisfactory to Foothill indicating that such Obligor has made such payments or deposits.

          6.10 INSURANCE.

               (a) Borrower shall cause the Obligors, at their expense, to keep the Worldwide Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall cause the Obligors to maintain business interruption, public liability, product liability, and property damage insurance relating to the Obligors' ownership and use of the Worldwide Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

               (b) Borrower, at its expense, shall obtain and maintain (i) insurance of the type necessary to insure any Real Property, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property, in an amount of not less than $1,000,000; and (iii) insurance for such other risks as Foothill may require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at Borrower's cost.

               (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which are authorized to do insurance business in the state or other jurisdiction where the relevant Obligor or property is located. All hazard insurance and such other insurance as Foothill shall specify, shall contain a Form 438BFU (NS) lender's loss payable endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall
                                                           ------------
contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Obligor which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of any Real Property for purposes more hazardous than permitted by the terms of such policy,
(ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Loan Documents upon the happening of an Event of Default, or (iii) any change in title or ownership of any Real Property. Borrower shall cause the Obligors to deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

               (d) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall cause the Obligors to give Foothill prompt notice of any loss covered by such insurance, and Foothill shall have the right to adjust any loss. Borrower agrees, and shall cause each Guarantor to agree, that, upon the occurrence and during the continuation of an Event of Default, Foothill shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to the Obligors whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy, including the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to the relevant Obligor under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Borrower agrees, and shall cause each Guarantor to agree, that upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

               (e) Borrower shall cause the Obligors not to take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill is included
                                     ------------
thereon as named insured with the loss payable to Foothill under a standard 438BFU (NS) lender's loss payable endorsement, or its local equivalent. Borrower shall cause the Obligors to immediately notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and provide originals of such policies immediately to Foothill.

          6.11 NO SETOFFS OR COUNTERCLAIMS. Borrower agrees, and shall cause each of the Guarantors to agree, that the Obligors shall make payments hereunder and under the other Loan Documents by or on behalf of the Obligors without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, local, or foreign taxes; provided, however, that the Obligors may make such deductions or withholdings
--------  -------
solely with respect to any such payments owing to an assignee of Foothill that is a Foreign Lender (as opposed to those payments owing to Foothill itself) to the extent such Foreign Lender fails to comply with Section 15.3(a) hereof.
                                                    ---------------

          6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however,
                                              -------------  --------  -------
that Borrower may amend Schedule 6.12 so long as such amendment occurs by
                        -------------
written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

          6.13 COMPLIANCE WITH LAWS. Borrower shall, and shall cause each of the Guarantors to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act (or its foreign equivalent) and the Americans With Disabilities Act (or its foreign equivalent), other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

          6.14 EMPLOYEE BENEFITS.

               (a)  Cause to be delivered to Foothill, each of the following:
(i) promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and
(iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

               (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

          6.15 LEASES AND LICENSES. Borrower agrees, and shall cause each Guarantor to agree, as follows:

               (a) The Obligors shall pay when due all rents, royalties, license fees, and other amounts payable under any leases or licenses to which any Obligor is a party or by which any Obligor's properties and assets are bound, unless such payments are the subject of a Permitted Protest or the delinquency of any such payment reasonably could not be expected to result in a material impairment of the Obligors' rights in respect of such lease or license.

               (b) To the extent that any Obligor fails timely to make payment of such rents, royalties, license fees, and other amounts payable when due under its leases and licenses, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base if and to the extent Foothill reasonably determines that such Obligor's failure to pay such reserved amounts could reasonably be expected to (i) result in or lead to the imposition of a Lien on all or part of the Collateral or the Required Foreign Collateral (other than a Permitted Lien), or (ii) impair the ability of any Obligor to sell or license its products in the ordinary course of its business (such as, by way of illustration, but not by way of limitation, if the failure to pay a royalty due with respect to a licensed General Intangible could result in the termination of such license, and if such license is needed by such any Obligor to produce, sell, or license any Obligor's products).

          6.16 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred by in connection with or as a result of Borrower's obtaining financing from Foothill under this Agreement.

          6.17 COPYRIGHT REGISTRATIONS. No less frequently than monthly, unless Foothill in Foothill's sole discretion agrees otherwise, Borrower shall (a) cause all copyrights generated by Borrower (other than Exempt Copyrights) that are not already the subject of a registration with the United States Copyright Office (or an application therefor diligently prosecuted) to be registered with the United States Copyright Office in a manner sufficient to impart constructive notice of Borrower's ownership thereof, and (z) cause to be prepared, executed, and delivered to Foothill, with sufficient time to permit Foothill to record no later than the last Business Day within 10 days following the date that such copyrights have been registered or an application for registration has been filed, a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of Foothill in such new copyrights (other than Exempt Copyrights, which, although subject to Foothill's security interest, shall not be required to be registered until such time, if any, as they cease to be Incipient Copyrights), which supplemental schedules shall be in form and content suitable for registration with the United States Copyright Office so as to give constructive notice, when so registered, of the transfer by Borrower to Foothill of a security interest in such copyrights.

     7.   NEGATIVE COVENANTS.

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall not (and, where specified, shall not cause, suffer, or permit the applicable other Obligors to) do any of the following without Foothill's prior written consent:

          7.1 INDEBTEDNESS. The Obligors shall not create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

               (a) Indebtedness of Borrower evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

               (b)  Indebtedness of the Obligors set forth in Schedule 7.1;
                                                              ------------

               (c)  Indebtedness of the Obligors secured by Permitted Liens;

               (d) Computervision may be, and remain, liable with respect to Indebtedness of Computervision evidenced by (i) the Senior Subordinated Notes,
(ii) the Convertible Debentures, or (iii) the 2012 Convertible Debentures;

               (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b), (c) and (d) of this Section 7.1 (and continuance or
                                                 -----------
renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower or the Guarantors (as the case may be), (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness; and

               (f) unsecured Indebtedness of any Borrower owing to any Subsidiary of Computervision other than an Obligor, so long as such
Indebtedness: (i) is subordinated in right of payment to the Obligations on terms and conditions satisfactory to Foothill; (ii) is evidenced by a promissory note in form and substance satisfactory to Foothill; and (iii) is not sold, assigned, or otherwise transferred, or pledged, hypothecated, or otherwise encumbered to or in favor of any Person other than Foothill.

          7.2 LIENS. The Obligors shall not create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(e) and so long as the replacement Liens only
                    --------------
encumber those assets or property that secured the original Indebtedness).

          7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. The Obligors shall not enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets; provided,
                                                                     --------
however, that the PTC Merger may be consummated if and only if, substantially
-------
concurrently therewith (and in any event within 3 days thereof), Borrower shall terminate this Agreement and pay to Foothill the Obligations in full in cash, in each case, pursuant to Section 3.6.
                       -----------

          7.4 DISPOSAL OF ASSETS. The Obligors shall not sell, lease, assign, transfer, or otherwise dispose of any of their properties or assets other than pursuant to Permitted Dispositions.

          7.5 CHANGE NAME. No Obligor shall change its name, FEIN (or any foreign equivalent), corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name.

          7.6 GUARANTEE. The Obligors shall not guarantee or otherwise become in any way liable with respect to the obligations of any third Person, except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill.

          7.7 NATURE OF BUSINESS. No Obligor shall make any change in the principal nature of its business.

          7.8  PREPAYMENTS AND AMENDMENTS.

               (a)  Except in connection with a refinancing permitted by Section
                                                                         -------
7.1(e), the Obligors shall not prepay, redeem, retire, defease, purchase, or
------
otherwise acquire any Indebtedness owing to any third Person, other than in respect of the Obligations in accordance with this Agreement; provided, however,
                                                              --------  -------
that so long as no Event of Default has occurred and is continuing, Borrower may repurchase, solely in such amounts and at such discount as Foothill may approve in its sole discretion, securities issued under the Convertible Debenture Indenture solely to meet, in whole or in part, any mandatory sinking fund payment obligations thereunder.

               (b) The Obligors shall not, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), (d), or (e).
                                        ---------------------------------

          7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

          7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

          7.11 DISTRIBUTIONS. The Obligors shall not make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding, except that any Borrower other than Computervision may make any distribution or declare or pay any dividends to Computervision.

          7.12 ACCOUNTING METHODS. The Obligors shall not modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Worldwide Collateral or the Obligors' financial condition. Borrower hereby agrees, and shall cause each Guarantor to agree, (a) that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information, and (b) to cause any such accounting firm or service bureau to deliver to Foothill any information requested by Foothill pursuant to or in accordance with this Agreement.

          7.13 INVESTMENTS. The Obligors shall not, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities of (whether debt or equity), or other interests in, a Person, (b) loans, advances, capital contributions, equity contributions, or transfers of property to a Person, or
(c) the acquisition of all or substantially all of the properties or assets of a Person, except for Permitted Subsidiary Investments and except for Permitted Ordinary Course Investments.

          7.14 TRANSACTIONS WITH AFFILIATES. No Obligor shall, directly or indirectly, enter into or permit to exist any material transaction with any Affiliate of any Obligor except for transactions that are in the ordinary course of such Obligor's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to such Obligor than would be obtained in an arm's length transaction with a non-Affiliate.

          7.15 SUSPENSION. No Obligor shall suspend or go out of a substantial portion of its business.

          7.16 PREFERRED STOCK. Authorize the issuance of, issue, or sell any Preferred Stock, other than Permitted Preferred Stock.

          7.17 USE OF PROCEEDS. Use the proceeds of the Advances made hereunder for any purpose other than (a) on the Closing Date, to pay the fees, premiums, and transactional costs and expenses incurred in connection with this Agreement, and (b) consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes; provided, however, that the proceeds of any and
                              --------  -------
all Fixed Rate Advances shall be used solely for Borrower's working capital purposes.

          7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. No Obligor shall relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, the relevant Obligor provides any financing statements or fixture filings (or Required Foreign Security Document equivalents) necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

          7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA.  Directly or indirectly:

               (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

               (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

               (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

               (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

               (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

               (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

               (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

               (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

          7.20 FINANCIAL COVENANTS.  Fail to maintain:

               (a) Net Worth. Net Worth of at least: (a) as of the end of the fiscal quarter ending December 31, 1997, a negative Four Hundred Fifty Five Million Dollars (<$455,000,000>), measured on a fiscal quarter-end basis; and
(b) as of the end of any fiscal quarter thereafter, a negative Four Hundred Forty One Million Dollars (<$441,000,000>), measured on a fiscal quarter-end basis.

               (b) Total Revenues. Total revenues of at least Thirty Two Million Dollars ($32,000,000) for the fiscal quarter then ended, measured on a fiscal quarter end basis and determined in accordance with GAAP on a basis consistent with past practice.

          7.21 CAPITAL EXPENDITURES. Borrower and its Subsidiaries shall not make capital expenditures in an aggregate amount in excess of: (a) $4,000,000 in any fiscal quarter; (b) $14,000,000 during the fiscal year ending December 31, 1997; (c) $10,000,000 during the fiscal year ending December 31, 1998; and (d) $10,000,000 during the fiscal year ending December 31, 1999.

          7.22 SUBSIDIARY INDEBTEDNESS. Except for Permitted Subsidiary Investments, cause, suffer, or permit: (a) Japanese Subsidiary to create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, at any one time outstanding in excess of (Yen)550,000,000 in the aggregate; provided, however, such Indebtedness shall be non-recourse against the

Obligors; and (b) the Subsidiaries of Computervision (other than the Obligors and Japanese Subsidiary) to create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, at any one time outstanding in excess of $1,000,000 in the aggregate.

          7.23 SECURITIES ACCOUNTS. (a) Establish or maintain any Securities Account unless Foothill shall have received a Control Agreement, duly executed and in full force and effect, in respect of such Securities Account;

               (b)  Transfer assets out of any Securities Accounts; provided,
                                                                    --------
however, that, so long as no Event of Default has occurred and is continuing or
-------
would result therefrom, Borrower may use such assets to the extent permitted by this Agreement.


     8.   EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

          8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations); provided, however, that if there exists an Overadvance solely as a result of
--------- -------
Foothill's charging interest, fees, or Foothill Expenses to the Loan Account (a "Charged Overadvance"), the existence of such Charged Overadvance shall not constitute an Event of Default unless, within three (3) Business Days of telephonic notice from Foothill to Borrower of the existence of such Charged Overadvance, Borrower fails to repay in full or otherwise eliminate such Charged Overadvance; and provided, further, that, during any period of time that any
                 --------  -------
such Charged Overadvance exists, even if such Charged Overadvance or any payment delinquency in respect thereof is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, Foothill shall not be required during such period to make Advances or Letters of Credit;

          8.2 If any Obligor fails to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Obligor and Foothill (other than any such term, provision, condition, covenant, or other agreement that is the subject of another provision of this Section 8);
                                     ---------

          8.3  If there is a Material Adverse Change;

          8.4 If any material portion of any Obligor's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

          8.5  If an Insolvency Proceeding is commenced by any Obligor;

          8.6 If an Insolvency Proceeding is commenced against any Obligor and any of the following events occur: (a) such Obligor consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such
                       --------  -------
period, Foothill shall be relieved of its obligation to extend credit hereunder;
(d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Obligor; or (e) an order for relief shall have been issued or entered therein;

          8.7 If any Obligor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          8.8 (a) If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets; or

               (b) If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by any state, county, municipal, or non-federal governmental agency, or if any taxes or debts owing (individually or in the aggregate) for an amount in excess of $50,000 at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the Lien, levy, or assessment is not released, discharged, or bonded against before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited; provided, however, that during
                                                 --------  -------
such period Foothill shall be entitled to create a reserve against the Borrowing Base, in an amount sufficient to discharge such Lien and any and all penalties or interest payable in connection therewith;

          8.9 If any one or more judgments or other claims in an aggregate amount in excess of $100,000 becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets and shall not be released, discharged, or bonded against before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited;

          8.10 If there is a default in any material agreement relating to Indebtedness to which any Obligor is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or
(b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of such Obligor's obligations thereunder;

          8.11 If any Obligor makes any payment on account of Indebtedness of any Obligor that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

          8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made or deemed to be made to Foothill by any Obligor or any officer, employee, agent, or director thereof;

          8.13 If an event of default shall occur and be continuing under any other Loan Document; or

          8.14 If the obligation of any Guarantor or other third Person under any Loan Document to which it is a party is limited or terminated by operation of law or by such Guarantor or other third Person thereunder, or any Guarantor becomes the subject of an Insolvency Proceeding.

     9.   FOOTHILL'S RIGHTS AND REMEDIES.

          9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower (and Borrower shall cause each Guarantor to authorize the same):

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

               (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Collateral or the Required Foreign Collateral and without affecting the Obligations;

          (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

          (e) Cause any Obligor to hold all returned inventory or General Intangibles licenses in trust for Foothill, segregate all returned inventory or General Intangibles licenses from all other property of such Obligor or in any Obligor's possession and conspicuously label said returned inventory or General Intangibles license as the property of Foothill;

          (f) Without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral or the Required Foreign Collateral. Borrower agrees, and shall cause each Guarantor to agree, to assemble the Collateral or the Required Foreign Collateral if Foothill so requires, and to make the Collateral or the Required Foreign Collateral available to Foothill as Foothill may designate. Borrower authorizes, and shall cause each Guarantor to authorize, Foothill to enter the premises where the Collateral or the Required Foreign Collateral is located, to take and maintain possession of the Collateral or the Required Foreign Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any owned or leased premises of any Obligor, Borrower hereby grants, and shall cause each Guarantor to grant, Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

          (g) Without notice to any Obligor (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of the Obligors held by Foothill (including any amounts received in the Lockbox Accounts), or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower or any Guarantor held by Foothill;

          (h) Hold, as cash collateral, any and all balances and deposits of Borrower or any Guarantor held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

          (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the

Worldwide Collateral. Foothill is hereby granted a license or other right to use, without charge, the Obligors' labels, patents, copyrights, source code, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral or the Required Foreign Collateral, in completing production of, advertising for sale, and selling any Collateral or Required Foreign Collateral and the Obligors' rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

          (j) Sell the Collateral or the Required Foreign Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Obligor's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral or the Required Foreign Collateral be present at any such sale;

          (k) Foothill shall give notice of the disposition of the Worldwide Collateral as follows:

              (1) Foothill shall give the relevant Obligor and each holder of a security interest in such Worldwide Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of such Worldwide Collateral, then the time on or after which the private sale or other disposition is to be made;

              (2) The notice shall be personally delivered or mailed, postage prepaid, to the relevant Obligor as provided in Section 12, at least 10 days
                                                ----------
before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Worldwide Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than an Obligor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Foothill;

              (3) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county (or equivalent jurisdiction) in which the sale is to be held;

          (l) Foothill may credit bid and purchase at any public sale; and

          (m) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower or the relevant other Obligor.

Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower or the relevant other Obligor.

        9.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

    10. TAXES AND EXPENSES.

        If any Obligor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased or licensed properties or assets, rents, license fees, or other amounts payable under such leases or licenses) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by such Obligor could result in a Material Adverse Change, in its discretion and without prior notice to any Obligor, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such
                  ------------
policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

    11. WAIVERS; INDEMNIFICATION.

        11.1 DEMAND; PROTEST; ETC. To the maximum extent permitted by law, except for notices expressly provided for herein, Borrower hereby waives, and shall cause each Guarantor to waive, demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which any Obligor may in any way be liable.

        11.2 FOOTHILL'S LIABILITY FOR WORLDWIDE COLLATERAL. Borrower agrees, and shall cause each Guarantor to agree, that, so long as Foothill complies with its obligations, if any, under Section 9-207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral or the Required Foreign Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral or the Required Foreign Collateral shall be borne by the Obligors.

        11.3 INDEMNIFICATION.  Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified
                              ------------
Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

    12. NOTICES.

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to any Obligor or to Foothill, as the case may be, at its address set forth below:

        IF TO ANY OBLIGOR:       C/O COMPUTERVISION CORPORATION
                                 100 Crosby Drive
                                 Bedford, Massachusetts 01730
                                 Attn:  Chief Financial Officer;
                                        General Counsel
                                 Fax No. 617.275.4432

        WITH COPIES TO:          HALE AND DORR LLP
                                 60 State Street
                                 Boston, Massachusetts 02109
                                 Attn:  John D. Sigel, Esq.
                                 Fax No. 617.526.5000

        IF TO FOOTHILL:          FOOTHILL CAPITAL CORPORATION
                                 11111 Santa Monica Boulevard
                                 Suite 1500
                                 Los Angeles, California 90025-3333
                                 Attn:  Business Finance Division Manager
                                 Fax No. 310.478.9788

        WITH COPIES TO:          BROBECK, PHLEGER & HARRISON LLP
                                 550 South Hope Street
                                 Los Angeles, California 90071
                                 Attn:  John Francis Hilson, Esq.
                                 Fax No. 213.745.3345

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other
                                                            ----------
than notices by Foothill in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees, and shall cause each Guarantor to acknowledge and agree, that notices sent by Foothill in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

    13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. Borrower agrees, and shall cause each Guarantor to agree, that:

        THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION,

INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF THE OBLIGORS AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. THE OBLIGORS AND
                                              ----------
FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF THE OBLIGORS AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

    14. DESTRUCTION OF OBLIGORS' DOCUMENTS.

        All documents, schedules, invoices, agings, or other papers (exclusive of Collateral) delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 months after they are delivered to or received by Foothill, unless the relevant Obligor requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at the Obligors' expense, for their return.

    15. GENERAL PROVISIONS. Borrower agrees, and shall cause each Guarantor to agree, as follows:

        15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

        15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or
--------  -------
duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder and no consent or approval by Borrower or any other Obligor is required in connection with any such assignment, except if the assignee is not an Eligible Transferee (in which case such consent or approval shall not be unreasonably withheld); provided, however, that no consent of Borrower or any other Obligor
           --------  -------
shall be required in connection with any assignment by Foothill in connection with the sale of all or substantially all of Foothill's loan portfolio.
Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder and under the other Loan Documents. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to the Obligors or the Obligors' business. To the extent that Foothill assigns its rights and obligations hereunder or under the other Loan Documents to a third Person that is an Eligible Transferee or any other assignee consented to by Borrower, Foothill thereafter shall be released from such assigned obligations to the relevant Obligors and such assignment shall effect a novation between among Foothill, the Obligors, and such third Person.

        15.3 WITHHOLDING TAX. (a) If any assignee of Foothill is a "foreign corporation, partnership or trust" within the meaning of the IRC (a "Foreign Lender") and such Foreign Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Foreign Lender agrees with and in favor of Foothill and Borrower, to deliver to Foothill and
Borrower:

                    (i) if such Foreign Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                    (ii) if such Foreign Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Foreign Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Foreign Lender and in each succeeding taxable year of such Foreign Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                    (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Foreign Lender agrees to promptly notify Foothill and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Foreign Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Foreign Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Foreign Lender, such Foreign Lender agrees to notify Foothill of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower owing to such Foreign Lender. To the extent of such percentage amount, Foothill will treat such Foreign Lender's IRS Form 1001 as no longer valid.

          (c) If any Foreign Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Foothill sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower owing to such Foreign Lender, such Foreign Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

          (d) If any Foreign Lender is entitled to a reduction in the applicable withholding tax, Foothill may withhold from any interest payment to such Foreign Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Foothill, then Foothill may withhold from any interest payment to such Foreign Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Foothill did not properly withhold tax from amounts paid to or for the account of any Foreign Lender (because the appropriate form was not delivered, was not properly executed, or because such Foreign Lender failed to notify Foothill of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Foreign Lender shall indemnify Foothill fully for all amounts paid, directly or indirectly, by Foothill as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Foothill under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Foreign Lenders under this subsection shall survive the payment of all Obligations.

        15.4 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

        15.5 INTERPRETATION.  Neither this Agreement or any other Loan
Document nor any uncertainty or ambiguity herein or therein shall be construed or resolved against Foothill or the Obligors, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other Loan Documents have been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

        15.6 SEVERABILITY OF PROVISIONS. Each provision of this Agreement and of any other Loan Document shall be severable from every other provision of this Agreement and of any other Loan Document for the purpose of determining the legal enforceability of any specific provision.

        15.7 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

        15.8 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement and any other Loan Document may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement or (except where Foothill requires originals thereof) any other Loan Document by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement or any other Loan Document by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement or such other Loan Document, as the case may be.

        15.9 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

        15.10 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

        15.11 CONFIDENTIALITY. Foothill agrees to treat all material, non-public information regarding Borrower and its operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event Foothill may make disclosures: (a) to counsel for and other advisors, accountants, and auditors to Foothill; (b) reasonably required by any bona fide potential or actual assignee, transferee,
                           ---- ----
or participant in connection with any contemplated or actual assignment or transfer by Foothill of an interest herein or any participation interest in Foothill's rights hereunder; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall have agreed in writing to take its interest hereunder subject to the terms hereof or shall have entered into a confidentiality agreement with Borrower or for the benefit of Borrower substantially upon the terms of this Section 15.11; (c) of information
                                              -------------
that has become public by disclosures made by Persons other than Foothill; or
(d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by
                            --------  -------
applicable law, statute, regulation, or court order, Foothill shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



                                   COMPUTERVISION CORPORATION,
                                   a Delaware corporation


                                   By /s/ James E. Hayden
                                      -----------------------
                                   Title: Vice President
                                          -------------------


                                   CV FINANCE HOLDING, INC.,
                                   a Delaware corporation


                                   By: /s/ James E. Hayden
                                      ----------------------
                                   Title: President
                                         -------------------

                                   CV INTERNATIONAL HOLDING, INC.,
                                   a Delaware corporation


                                   By: /s/ James E. Hayden
                                      ----------------------
                                   Title: Vice President
                                         -------------------


                                   COMPUTERVISION SECURITIES CORPORATION,
                                   a Massachusetts corporation


                                   By: /s/ James E. Hayden
                                      -----------------------
                                   Title:____________________



                                   CONCENTUS TECHNOLOGY CORPORATION,
                                   a Delaware corporation


                                   By:______________________
                                   Title:___________________

                                   WINDCHILL TECHNOLOGY, INC.,
                                   a Delaware corporation


                                   By:______________________
                                   Title:___________________


                                   FOOTHILL CAPITAL CORPORATION,
                                   a California corporation


                                   By /s/ Rhonda R. Foreman
                                      ----------------------
                                   Title: Vice President
                                         -------------------